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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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U.S. Bancorp
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2019

PROXY STATEMENT

Creating the **future** now.

usbancorp

A message from our CEO

Fellow shareholders:

At a time of dynamic and customer-driven change for the banking industry, one thing remains unchanged: U.S. Bancorp continues to deliver industry-leading financial performance, while also investing for an even stronger future.

We are proud of the value U.S. Bancorp created for its shareholders in 2018 and grateful for our hard-working and dedicated employees who embrace our culture of ethics and integrity while diligently serving customers, communities, shareholders and each other. With our core values guiding us, we firmly believe that "doing the right thing" is our formula for success.

As we reflect on all we accomplished in 2018, we also have sights set on maintaining our industry leadership in 2019 and beyond. Our long-term success requires balancing a best-in-class financial performance for shareholders with the right, forward-looking investments in our businesses. We are confident in our ability to meet this challenge because we manage the company both for today and for the future.

U.S. Bancorp's value creation for its shareholders is centered on our strategic platform and leveraging culture, customer passion, efficiency, innovation, financial discipline and delivering the entirety of the bank's value proposition to drive our future performance. In 2018, U.S. Bancorp achieved record net income, revenue and earnings per diluted share.

As Chairman, President and CEO of U.S. Bancorp, it is my privilege to be the steward of our trust-based relationships with shareholders, customers, communities and employees. I view it as one of my highest priorities. I am proud of the financial performance we delivered in 2018. Most importantly, I am proud of the 74,000 employees who carry our banner of trust every day.

Sincerely,

Andrew Cecere Chairman, President and Chief Executive Officer
March 5, 2019

U.S. Bancorp 2019 Proxy Statement

A message from our Lead Director
Fellow shareholders:

The Board of Directors believes that U.S. Bancorp's commitment to the highest standards of corporate governance and conduct drives success and builds long-term, sustainable value for its shareholders. As Lead Director, I want to take this opportunity to share with you some of the ways my fellow directors and I pursue these objectives.

Business strategy.    Our Board is actively engaged in overseeing the development and execution of U.S. Bancorp's long-term strategy. At each Board meeting and during our annual strategic planning session, we engage with — and challenge, as appropriate — U.S. Bancorp's senior leadership about the company's strategic direction. Our committees all undertake their work with a strategic perspective as well, from the Risk Management Committee's evaluation of corporate risks based on our strategic priorities to the Compensation and Human Resources Committee's approval of incentive-based compensation programs for our executive officers.

Risk oversight.    One of our most significant responsibilities as the Board of a major financial services institution is the oversight of our company's risk management framework and effectiveness. We fulfill this responsibility by making sure that we have the information we need about U.S. Bancorp's material risks and then evaluating whether management has reasonable risk management and control processes in place to address those risks. Our Risk Management Committee has primary oversight of the company's risk management framework, and this committee meets in joint session annually with the Audit and Capital Planning Committees to ensure that our most significant risks are considered holistically. A key component to our oversight is responsiveness to emerging risks in a changing world, such as the Risk Management Committee's recent formation of a Cybersecurity Subcommittee to bring more focus to this increasing threat.

Ethical culture.    "Do the right thing" is one of our long-standing core values, which has long been central to our business and to our reputation as a trusted financial partner. We are recognized for our strong ethical culture, and we know that we must continue to earn our reputation through the day-to-day actions of all U.S. Bancorp employees. In addition, the Board recognizes its unique responsibility to set the appropriate "tone at the top." We partner with management in fostering our company-wide commitment to ethics through modeling appropriate behaviors, emphasizing our corporate values and monitoring unethical conduct risk.

Board composition and effectiveness.    We believe that our Board cannot do its work effectively unless it is independent of management and composed of qualified, engaged and diverse members. My role as Lead Director — which includes approving Board meeting agendas and schedules, acting as a regular channel between the independent directors and the chief executive officer, and leading executive sessions of the Board's independent directors — ensures strong independent leadership in the boardroom. Candidates selected for nomination to the Board have business skills and qualifications that directly link to corporate strategy, and we are pleased that 8 out of our Board's 17 members are women and/or people of color. We are confident that our Board is well-positioned to oversee our company's success.

U.S. Bancorp 2019 Proxy Statement

Thank you for investing in U.S. Bancorp. I look forward to continuing to serve your interests in 2019. Sincerely, David B. O'Maley Lead Director March 5, 2019

U.S. Bancorp 2019 Proxy Statement

Notice of Annual Meeting of Shareholders of U.S. Bancorp

Date and time:	Tuesday, April 16, 2019, at 11:00 a.m., local time
Place:	The Hilton Columbus at Easton Easton Grand Ballroom 3900 Chagrin Drive Columbus, OH 43219
Items of business:	1.	The election of the 17 directors named in the proxy statement
	2.	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2019 fiscal year
	3.	An advisory vote to approve the compensation of our executives disclosed in the proxy statement
	4.	Any other business that may properly be considered at the meeting or any adjournment of the meeting
Record date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 19, 2019.
Voting by proxy:
It is important that your shares be represented and voted at the meeting. You may vote your shares by Internet or telephone by no later than 11:59 p.m., Eastern time, on April 15, 2019 (or April 11, 2019, for shares held in the U.S. Bank 401(k) Savings Plan), as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also complete, sign and return the enclosed proxy card or voting instruction form by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. We encourage you to vote by Internet or telephone to reduce mailing and handling expenses.
Internet availability of proxy materials:	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 16, 2019: Our proxy statement and 2018 Annual Report are available at www.proxyvote.com.

By order of the Board of Directors

Laura F. Bednarski
 Corporate Secretary

March 5, 2019

U.S. Bancorp 2019 Proxy Statement

Proxy statement table of contents

U.S. Bancorp 2019 Proxy Statement

Proxy statement highlights

Proxy statement highlights

This highlights section does not contain all the information that you should consider before voting. Please read the entire proxy statement carefully.

Voting matters and Board recommendations

Proposal		Board recommendation	For more information

Proposal 1 –	The election of the 17 director nominees named in the proxy statement	"FOR" all nominees	Page 10

Proposal 2 –	The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2019 fiscal year	"FOR"	Page 72

Proposal 3 –	An advisory vote to approve the compensation of our executives disclosed in the proxy statement	"FOR"	Page 73

Casting your vote

The Board of Directors of U.S. Bancorp is soliciting proxies for use at the annual meeting of shareholders to be held on April 16, 2019, and at any adjournment or postponement of the meeting. The proxy materials were first made available to shareholders on or about March 5, 2019.

Your vote is important! Please cast your vote and play a part in the future of U.S. Bancorp. Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet www.proxyvote.com	Telephone	Mail

The voting deadline is 11:59 p.m., Eastern time, on April 15, 2019 (or April 11, 2019, for shares held in the U.S. Bank 401(k) Savings Plan).

Attending the annual meeting

Admission to the 2019 Annual Meeting of Shareholders is limited to our shareholders of record and street name holders as of the record date and their valid representatives. We encourage all of our shareholders who will be attending the meeting to pre-register at www.proxyvote.com and to print an admission ticket to bring with them.

Shareholders in attendance will have an opportunity to submit questions in writing to the CEO at the meeting. Shareholders pre-registering for the meeting at www.proxyvote.com can also submit a written question in advance.

1	U.S. Bancorp 2019 Proxy Statement

Proxy statement highlights

About U.S. Bancorp

U.S. Bancorp (NYSE traded: USB), with 74,000 employees and $467 billion in assets as of December 31, 2018, is the parent company of U.S. Bank National Association, the fifth-largest commercial bank in the United States. Founded in 1863, U.S. Bank is committed to serving its millions of retail, business, wealth management, payment, commercial and corporate, and investment services customers across the country and around the world as a trusted financial partner.

U.S. Bancorp 2019 Proxy Statement	2

Proxy statement highlights

Corporate performance highlights

We have consistently outpaced our peers in return on tangible common equity (ROTCE)1

Why we use ROTCE as a key measure of corporate performance

ROTCE — which excludes goodwill and identified intangible assets — measures the performance of businesses consistently, whether they were acquired or developed internally. We believe that evaluating ROTCE over time, in conjunction with other return and profitability metrics, provides investors with a comprehensive view of how effectively a company is managing shareholders' capital.

Over each of the last 10 years, we have produced an ROTCE that has exceeded the median ROTCE for banks in our financial peer group, and in all but one of those 10 years, we produced the highest ROTCE of any peer bank.

Other measures of our strong performance in 2018

3	U.S. Bancorp 2019 Proxy Statement

Proxy statement highlights

Director nominees at a glance

Name	Age	Director Since	Primary Occupation	Committee Memberships	Independent
Warner L. Baxter	57	2015	Chairman, President and CEO, Ameren Corporation	CP (Chair), A, E

Dorothy J. Bridges	63	2018	Former Senior Vice President, Federal Reserve Bank of Minneapolis	PR, RM

Elizabeth L. Buse	58	2018	Former CEO, Monitise PLC	A, CP

Marc N. Casper	50	2016	President and CEO, Thermo Fisher Scientific Inc.	CP, G

Andrew Cecere	58	2017	Chairman, President and CEO, U.S. Bancorp	CP, RM, E	CEO

Arthur D. Collins, Jr.	71	1996	Retired Chairman and CEO, Medtronic, Inc.	G (Chair), C, E

Kimberly J. Harris	54	2014	President and CEO, Puget Energy, Inc.	PR (Chair), G, E

Roland A. Hernandez	61	2012	Founding Principal and CEO, Hernandez Media Ventures	A (Chair), PR, E

Doreen Woo Ho	71	2012	Commissioner, San Francisco Port Commission	CP, RM

Olivia F. Kirtley	68	2006	Business Consultant	RM (Chair), C, E

Karen S. Lynch	56	2015	Executive Vice President, CVS Health Corporation	A, PR

Richard P. McKenney	50	2017	President and CEO, Unum Group	PR, RM

Yusuf I. Mehdi	52	2018	Corporate Vice President, Microsoft Corporation	PR, RM

David B. O'Maley Lead Director	72	1995	Retired Chairman, President and CEO, Ohio National Mutual Holdings, Inc.	C, G, E

O'dell M. Owens, M.D., M.P.H.	71	1991	President and CEO, Interact for Health	CP, C

Craig D. Schnuck	70	2002	Former Chairman and CEO, Schnuck Markets, Inc.	G, RM

Scott W. Wine	51	2014	Chairman and CEO, Polaris Industries Inc.	C (Chair), A, E

A	Audit Committee	PR	Public Responsibility Committee
CP	Capital Planning Committee	RM	Risk Management Committee
C	Compensation and Human Resources Committee	E	Executive Committee
G	Governance Committee

U.S. Bancorp 2019 Proxy Statement	4

Proxy statement highlights

Board composition

5	U.S. Bancorp 2019 Proxy Statement

Proxy statement highlights

Board refreshment at a glance

Executive compensation highlights

U.S. Bancorp 2019 Proxy Statement	6

Proxy statement highlights

Governance highlights

Board independence
▶ Strong Lead Director position: Our independent directors elect from among their ranks a Lead Director, who has broad authority and responsibility over Board governance and operation.
▶ Key committees independent: Independent directors comprise 100% of each of the Audit, Compensation and Human Resources, and Governance Committees.
▶ Regular executive sessions: The full Board and its standing committees each meet in executive session on a regular basis without members of management present.

Board accountability
▶ Majority voting: Our directors are elected annually by a majority of votes cast in uncontested elections. All nominees submit a contingent resignation in writing.
▶ Board not classified: All our directors are elected annually.

Shareholder rights and engagement

▶

3/3/20/20 proxy access: A shareholder or group of up to 20 shareholders that has held at least 3% of our company's stock for at least three years is able to nominate directors to fill up to 20% of the Board seats (but at least two directors).

▶ Special meeting: Holders of at least 25% of our stock are able to call a special meeting of shareholders.
▶ No poison pill: Our company does not maintain a shareholder rights plan.

▶

Shareholder outreach: Each year we reach out to our top 50 shareholders to invite a conversation about corporate governance, executive compensation and any other matter of interest to the shareholder.

Board effectiveness
▶ Board, committee and individual evaluations: The Governance Committee annually conducts rigorous Board assessments, including evaluations of committees and individual directors.

▶

Overboarding restrictions: A director may not serve on more than three public company boards in addition to ours, and a director who is a CEO of a public company may not serve on more than two other boards, unless approved by our Board.

▶ Retirement policy: Our Board does not have a rigid retirement policy but instead evaluates for appropriateness the re-nomination of an incumbent director after he or she has reached the age of 72.

Director/shareholder alignment
▶ Stock ownership: Each non-employee director is required to hold stock equal in value to five times the annual cash retainer.

▶

No hedging or pledging: Like our executive officers, our directors are prohibited from pledging our company's securities as collateral for a loan and from engaging in any hedging transactions involving the company's securities.

7	U.S. Bancorp 2019 Proxy Statement

Proxy statement highlights

Sustainable and responsible business practices

A commitment to long-term value requires a commitment to business practices that embrace opportunities and reduce risk in a changing world. Some of our key sustainable and responsible business practices are highlighted below.

Our customers
Protecting data
We align our information security program with multiple industry standards to provide comprehensive coverage against threats to customer data. Our information security strategy is intelligence-driven and risk-based, allowing for agility and preparation against cyberthreats.

Expanding access
When developing products for customers who have a challenging credit history, like the Simple Loan product we launched in August 2018, we are deliberate about meeting those customers' needs for a safe source of credit with solutions that we believe we can offer on a sustainable basis.

Respecting privacy
We maintain an enterprise privacy program that provides guidance to business lines and corporate functions on the collection, use and sharing of customers' personal information. This program helps us deliver responsive customer service and develop new products and services that meet or anticipate customer needs, while respecting the privacy preferences our customers have expressed.

Our employees
Business ethics
Our global ethics program is designed to give employees the information, tools and training they need to make the right choices, find guidance when they need it, and report concerns without fear of retaliation.

Diversity and inclusion
Our strategic approach to D&I is to create and sustain an inclusive workplace that allows us to drive business growth. We signified our approach when we signed the CEO Pledge for Action alongside other Fortune 500 companies to foster inclusion and champion diversity across industries.

Pay equity
We are committed to fair and equitable pay and believe that a consistent focus on managing pay equity is an important part of promoting diversity. As part of this commitment, we have an ongoing process of reviewing compensation to ensure all employees are paid appropriately for their contributions to the success of our company.

U.S. Bancorp 2019 Proxy Statement	8

Proxy statement highlights

Our environment
Responsible lending
	Environmental sensitivity is an important component of our credit, investment, underwriting and payment procedures and is integrated into our overall risk management philosophy. We maintain additional environmental due diligence and review requirements for firms operating within certain sensitive industries to better guide our decisions regarding new or prospective relationships.	To read our Environmental Responsibility Policy, go to www.usbank.com/environment.

Company operations
We have committed to reducing our operational greenhouse gas (GHG) emissions by 40% by 2029 and 60% by 2044, using a 2014 baseline. We also build all new branches to Leadership in Energy and Environmental Design (LEED) certified standards.

Our communities
Corporate giving and engagement	Through our Community Possible platform, we invest our time, resources and passion in economic development by supporting efforts to create stable jobs, better homes and vibrant communities.	To learn more about our corporate social responsibility initiatives, go to page 33.

Recognition for our sustainable and responsible business practices
▶ Named one of the World's Most Ethical Companies® by the Ethisphere Institute in 2019, the fifth year in a row
▶ Included on the FTSE4Good Index
▶ Ranked #6 on Fortune's 2018 Most Admired Companies list for Social Responsibility
▶ Three of our leaders have been included on the American Banker "Most Powerful Women" list
▶ Named one of the "Best Places to Work for LGBT Equality" by the Human Rights Campaign (HRC) and received a score of 100 percent on the 2018 HRC Corporate Equality Index
▶ Included in the Military Times' Best for Vets list
▶ Named one of the Leading Disability Employers by the National Organization on Disability in 2018
▶ Named one of America's Best Employers for Women by Forbes
▶ Named one of America's Best Employers for Diversity by Forbes
▶ Received a score of A- from CDP (formerly known as the Carbon Disclosure Project) in 2016, 2017 and 2018

9	U.S. Bancorp 2019 Proxy Statement

Proposal 1 — Election of directors

Proposal 1 — Election of directors

Our Board of Directors currently has 17 members, and directors are elected annually to one-year terms. All of our current directors have been nominated for election by the Board to hold office until the 2020 annual meeting and the election of their successors.

All of the nominees currently serve on our Board. Elizabeth L. Buse and Yusuf I. Mehdi were appointed directors by the Board in June 2018, and Dorothy J. Bridges was appointed a director by the Board in July 2018 (effective in October 2018). Each of the other nominees has previously been elected by the shareholders. The Board has determined that, except for Andrew Cecere, our Chairman, President and Chief Executive Officer, each nominee for election as a director at the annual meeting is independent from U.S. Bancorp as discussed later in this proxy statement under "Corporate Governance — Director Independence."

Director selection and nomination considerations

Director nominee selection process

The selection process for first-time director candidates includes the following steps:

  ▶
  identification of candidates by the Governance Committee based upon information provided by a director search firm, suggestions from current directors and executive officers, or recommendations received from shareholders;

  ▶
  interviews of candidates by the Lead Director and other directors;

  ▶
  reports presented to the Board by the Governance Committee on the candidates and selection process;

  ▶
  recommendations made by the Governance Committee; and

  ▶
  election by the Board or formal nomination by the Board for inclusion in the slate of directors at the annual meeting.

Director candidates recommended by shareholders are given the same consideration as candidates suggested by a search firm, directors or executive officers. A shareholder seeking to recommend a prospective candidate for the Governance Committee's consideration should submit the candidate's name and sufficient written information about the candidate to permit a determination by the Governance Committee of whether the candidate meets the director selection criteria set forth in our Corporate Governance Guidelines. Recommendations should be sent to the Chair of the Governance Committee in care of the Corporate Secretary of U.S. Bancorp at the address listed on page 82 of this proxy statement.

Director nomination considerations

Our Governance Committee continuously assesses the evolving opportunities and challenges facing our company in order to align the Board's composition with our company's leadership needs and strategic direction. When nominating new and incumbent directors, our Governance Committee considers the following factors:

  ▶
  Personal qualities:  The Governance Committee will only consider individuals as candidates for director who possess the highest personal and professional ethics and integrity, and who are committed to representing the long-term interests of all our shareholders. Directors must be able to work in a collegial manner with persons of different education, business and cultural backgrounds.

  ▶
  Business skills and qualifications:  The Governance Committee considers the balance of business experience represented on the Board at any one time and also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current members in order to identify any specific skills and backgrounds desirable in future Board members. As part of this process, the Governance Committee identifies the particular areas of professional experience and skill sets represented on the Board and compares them to the set of skills that the Committee believes is important to have represented among the directors at any given time. Any gaps become focus areas for director search efforts.

  When evaluating which business skills and qualifications each director or nominee possesses, the Governance Committee applies certain criteria to identify the skills, experiences and professional qualifications that are likely

U.S. Bancorp 2019 Proxy Statement	10

Proposal 1 — Election of directors

  to be strong indicators of an individual's contribution to the Board's collective oversight work. These criteria, along with the number of our current directors and nominees who possess each skill or qualification and information about the strategic contributions of these skills and qualifications, are as follows:

Skill or qualification	#	Criteria	Link to strategy

Chief executive experience	10	Are current or former CEOs of publicly held or large private corporations	Have experience overseeing senior leadership, finance, marketing and execution of corporate strategy, from both a management and a board perspective

Financial services industry expertise	7	Have executive-level experience in the financial services industry	Possess deep knowledge of the business challenges and opportunities facing our company

Risk management	7	Have specific risk-management expertise, gained through leadership at either a critical infrastructure company or a financial services institution	Are particularly adept at identifying and assessing the varied risks facing our company as a large financial institution

Financial reporting and accounting	6	Have specialized financial reporting qualifications, such as experience as a CPA or as the CFO of a large corporation	Are particularly well suited to overseeing the quality and integrity of our company's financial statements

Regulated industry expertise	4	Have executive-level experience in a regulated industry other than financial services	Provide a valuable perspective on how an extensive regulatory framework intersects with strategic and operational planning

Corporate governance	3	Have significant experience serving on and leading the boards of other large corporations and/or professional experience in the corporate governance field	Help our Board fulfill its oversight function effectively

Customer experience	3	Have executive-level experience in a consumer-focused industry other than financial services	Provide insight into how our company interacts with retail customers

Community leadership	2	Have significant leadership experience in community service organizations and/or in public policy roles	Provide perspective on our company's connections to the communities it serves and responsible business practices

Technological transformation	1	Has executive-level experience in an industry driving technological change	Contributes expertise regarding product innovation and evolving customer expectations

  ▶
  Diversity:  Our Governance Committee regularly reviews the composition of the Board in light of the backgrounds, industries, skills, professional experience, geographic communities, gender, race, ethnicity and other personal qualities and attributes represented by our current members. The Governance Committee

11	U.S. Bancorp 2019 Proxy Statement

Proposal 1 — Election of directors

    incorporates this broad view of diversity into its director nomination process and is committed to ensuring that the Board's composition as a whole appropriately reflects the current and anticipated needs of the Board and our company. The Governance Committee actively seeks women and people of color as candidates in every search effort.

  ▶
  Capacity:  Serving on the board of a large financial institution requires a significant commitment of time and energy, and directors must be willing and able to devote sufficient attention to carrying out their duties and responsibilities effectively. The Governance Committee will consider the professional and other demands placed on candidates, including service on the boards of public companies or other large, complex organizations. Unless the Board determines that a director's service to our company would not be impaired, a director may not serve on more than three other boards of public companies in addition to our Board, and a director who serves as the CEO of a public company may not serve on more than two other boards of public companies in addition to our Board.

  ▶
  Tenure and refreshment:  Our Governance Committee believes that it is important to maintain a balance of tenure on the Board to benefit from the business, industry and governance experience of longer-serving directors; the fresh perspectives contributed by new directors; and the value of continuity as Board composition changes. Our Governance Committee approaches its task of recommending candidates for election or re-election with the goal of having a mix of directors with long, medium and short tenures on the Board. It therefore aims to have a measured rate of Board refreshment.

  For some time, the Governance Committee has been aware that several directors are expected to retire from the Board before the end of 2020, in accordance with the retirement policy described below. In order to avoid an abrupt loss of valuable institutional knowledge at that time, the Governance Committee has recommended the election of new directors at a rate exceeding the rate of director departure over the past several years. The Board has been willing to allow the number of directors to increase recently to give these newer directors the opportunity to serve on the Board alongside the longer-tenured directors for some time and benefit from their experience. The size of the Board is expected to be reduced following this transition period.

  The Governance Committee's decision to renominate an incumbent director is informed by the director's past attendance, participation in the work of the Board and overall contribution to the Board, as assessed in the annual Board evaluation process. The Board is committed to effective succession planning and refreshment, which can require having difficult conversations with individual directors when the Governance Committee has determined that these directors are no longer contributing to the Board's effectiveness. As a result of these conversations, directors may decide or be asked not to stand for re-election at the next annual meeting.

  ▶
  Retirement and other considerations for incumbent directors:  In addition to the factors stated above, the Governance Committee will evaluate any director's continued service on the Board for appropriateness in each of the following circumstances: the director has a change in employment or other major responsibilities, an employee director ceases to be a company employee, and the director has reached the age of 72 since his or her last election. At the time of his renomination for election at the 2019 annual meeting, the Governance Committee considered that David B. O'Maley would reach the age of 72 prior to that election. Among other things, it determined that Mr. O'Maley's continued service as Lead Director for a third term would be of significant value to the Board.

2019 nominees for director

Each of the director nominees named below has agreed to serve as a director if elected. Proxies may not be voted for more than 17 nominees. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors may choose to reduce the number of directors that are nominated for election. In addition, as described below under "Corporate Governance — Majority Vote Standard for Election of Directors," each of the nominees has tendered his or her contingent resignation as a director in accordance with our Corporate Governance Guidelines, to be effective if he or she fails to receive a majority of the votes cast in an uncontested election and the Board accepts the tendered resignation.

U.S. Bancorp 2019 Proxy Statement	12

Proposal 1 — Election of directors

Included below is certain information that the director nominees have provided as well as additional information that the Board considered in nominating them. Board service dates listed include service as directors of U.S. Bancorp's predecessor companies.

Warner L. Baxter Director since 2015 Committees ▶ Chair, Capital Planning ▶ Audit ▶ Executive	Business experience: Mr. Baxter, 57, is the Chairman, President and Chief Executive Officer of Ameren Corporation, a regulated electric and gas utility company serving customers in Missouri and Illinois. He has served in these positions since 2014. Mr. Baxter served as Chairman, President and Chief Executive Officer of Ameren Missouri from 2009 to 2014 and as Executive Vice President and Chief Financial Officer of Ameren Corporation from 2003 to 2009. In addition, he also served as President and Chief Executive Officer of Ameren Services from 2007 to 2009.

Other directorships:

▶

Ameren Corporation since 2014 (Chairman)

▶

UMB Financial Corporation from 2013 to 2015

Skills and qualifications:

▶

Chief executive experience: Mr. Baxter's experience as a current CEO of a Fortune 500 company provides valuable leadership insight to the Board.

▶

Financial reporting and accounting: Through his past experience as the CFO and Controller of a large publicly traded company, Mr. Baxter brings extensive financial reporting and accounting expertise to our Board.

▶

Regulated industry expertise: As the current President and CEO of a company in a highly regulated industry, Mr. Baxter provides valuable perspective on regulatory and business challenges facing our company.

▶

Risk management: As the current President and CEO of a company in a critical infrastructure industry, Mr. Baxter brings valuable risk management expertise to our Board of Directors.

Dorothy J. Bridges Director since 2018 Committees ▶ Public Responsibility ▶ Risk Management	Business experience: Ms. Bridges, 63, is the former Senior Vice President of Public Affairs, Outreach and Community Development of the Federal Reserve Bank of Minneapolis, one of the twelve regional banks in the Federal Reserve System. She served as Senior Vice President from July 2011 until June 2018. Prior to joining the Federal Reserve Bank of Minneapolis, Ms. Bridges served as the President and Chief Executive Officer of City First Bank, a commercial bank providing financial services in low- and moderate-income communities, from 2008 until July 2011, and as President and Chief Executive Officer of Franklin National Bank, a Minneapolis commercial bank, from 1999 to 2008.

Skills and qualifications:

▶

Financial services industry expertise: Ms. Bridges's extensive experience in the banking industry, as a senior leader of a reserve bank and as the CEO of two commercial banks, gives her valuable industry and regulatory oversight expertise.

▶

Community leadership: Through her experience as the senior leader in charge of public affairs, outreach and community development, and as the CEO of a commercial bank focusing on low- and moderate-income communities, Ms. Bridges brings to our Board expertise in understanding the financial needs of the individuals living in the communities we serve.

13	U.S. Bancorp 2019 Proxy Statement

Proposal 1 — Election of directors

Elizabeth L. Buse Director since 2018 Committees ▶ Audit ▶ Capital Planning	Business experience: Ms. Buse, 58, is the former Chief Executive Officer of Monitise PLC, a global mobile banking and payments company based in the United Kingdom. She served as Co-Chief Executive Officer and Chief Executive Officer of Monitise during 2014 and 2015, after retiring from Visa, Inc., the world's leading payment network, as Executive Vice President of Global Services, a position she held from 2013 to 2014. Ms. Buse held various senior leadership positions at Visa prior to that time, including as Group President for Asia-Pacific, Central Europe, Middle East and Africa from 2010 to 2013.

Other directorships:

▶

Travelport Worldwide Ltd. since 2014 (Compensation and Nominating and Corporate Governance Committees)

▶

Monitise PLC from 2014 to 2015

Skills and qualifications:

▶

Financial services industry expertise: As the former CEO of Monitise and as a director for several public and private financial services technology companies, Ms. Buse gained broad financial industry expertise that is particularly relevant to our Board.

Marc N. Casper Director since 2016 Committees ▶ Capital Planning ▶ Governance	Business experience: Mr. Casper, 50, is the President and Chief Executive Officer of Thermo Fisher Scientific Inc., a leader in life sciences and healthcare technologies. He has served as President and Chief Executive Officer since 2009. He served as Executive Vice President and Chief Operating Officer from 2008 to 2009 and Executive Vice President of Thermo Fisher and President of its Analytical Technologies business from 2006 to 2008. He joined Thermo Electron Corporation, a predecessor to Thermo Fisher Scientific, in 2001 and held various leadership positions within that company before being named Executive Vice President of Thermo Fisher in 2006.

Other directorships:

▶

Thermo Fisher Scientific Inc. since 2009

Skills and qualifications:

▶

Chief executive experience: Mr. Casper's experience as the CEO of a large life sciences and healthcare technologies company gives him broad and valuable leadership experience.

▶

Regulated industry expertise: Mr. Casper's experience as the leader of a company in a heavily regulated industry gives him valuable insight on regulatory challenges.

U.S. Bancorp 2019 Proxy Statement	14

Proposal 1 — Election of directors

Andrew Cecere Director since 2017 Committees ▶ Capital Planning ▶ Risk Management ▶ Executive	Business experience: Mr. Cecere, 58, is the Chairman, President and Chief Executive Officer of U.S. Bancorp. He has served in this position since April 2018. He served as President and Chief Executive Officer from April 2017 to April 2018, as well as President and Chief Operating Officer from January 2016 to April 2017, after having served as Vice Chairman and Chief Operating Officer from January 2015 until January 2016. From February 2007 until January 2015, Mr. Cecere served as U.S. Bancorp's Vice Chairman and Chief Financial Officer, after having served as Vice Chairman, Wealth Management and Investment Services of U.S. Bancorp since the merger of Firstar Corporation and U.S. Bancorp in February 2001. Previously, he had served as an executive officer of the former U.S. Bancorp, including as Chief Financial Officer from May 2000 through February 2001.

Other directorships:

▶

Donaldson Company, Inc. since 2013 (Audit Committee)

Skills and qualifications:

▶

Chief executive experience: As CEO of U.S. Bancorp, Mr. Cecere brings to all Board discussions and deliberations deep knowledge of our company and its business.

▶

Financial reporting and accounting: Through his service on the audit committee of a public company, as well as his past experience as CFO of U.S. Bancorp, Mr. Cecere brings valuable financial reporting and accounting expertise to our Board.

▶

Financial services industry expertise: Mr. Cecere has deep expertise in the financial services industry, gained through a career of more than 30 years at U.S. Bancorp.

▶

Risk management: Mr. Cecere brings to our Board valuable risk management expertise gained through his work as CFO, Chief Operating Officer, and then CEO of U.S. Bancorp during the challenging regulatory and market environment of recent years.

Arthur D. Collins, Jr. Director since 1996 Committees ▶ Chair, Governance ▶ Compensation and Human Resources ▶ Executive	Business experience: Mr. Collins, 71, is the retired Chairman and Chief Executive Officer of Medtronic, Inc., a leading medical device and technology company. Mr. Collins served as Chairman of Medtronic from 2002 until August 2008 and Chief Executive Officer from 2002 until August 2007. Mr. Collins served as President of Medtronic from 1996 to 2002 and also as Chief Operating Officer from 1994 to 2002. Since April 2009, Mr. Collins has acted as a senior advisor for Oak Hill Capital Partners, which manages a private equity portfolio of over $8 billion of private equity capital and over $20 billion of investment capital. He is also a managing partner of Acorn Advisors, LLC, which provides consulting services to nonprofit organizations.

Other directorships:

▶

The Boeing Company since 2007 (Compensation Committee Chair; Governance, Organization and Nominating Committee)

▶

Arconic Inc. (formerly Alcoa Inc.) since 2010 (Compensation and Benefits Committee Chair; Governance and Nominating Committee)

▶

Cargill, Incorporated from 2000 to 2018

Skills and qualifications:

▶

Chief executive experience: Mr. Collins's experience as CEO of Medtronic gives him a broad perspective on a variety of complex business and financial issues that is valuable in his service on our Board.

▶

Corporate governance: Mr. Collins's experience on the boards of several large public companies has given him significant corporate governance expertise.

▶

Regulated industry expertise: Mr. Collins gained extensive regulated industry expertise through his service as Chairman and CEO of a medical device and technology company.

15	U.S. Bancorp 2019 Proxy Statement

Proposal 1 — Election of directors

Kimberly J. Harris Director since 2014 Committees ▶ Chair, Public Responsibility ▶ Governance ▶ Executive	Business experience: Ms. Harris, 54, is the President and Chief Executive Officer of Puget Energy, Inc., an energy services holding company, and its subsidiary Puget Sound Energy, Inc., a utility company providing electric and natural gas service in the northwest United States. She has served in these positions since March 2011. Ms. Harris served as President of Puget Energy and Puget Sound Energy from July 2010 through February 2011 and as Executive Vice President and Chief Resource Officer from May 2007 until July 2010. Ms. Harris served as Senior Vice President, Regulatory Policy and Energy Efficiency, of these companies from 2005 until May 2007.

Other directorships:

▶

Puget Energy,  Inc. and Puget Sound Energy, Inc. since 2011

Skills and qualifications:

▶

Chief executive experience: Ms. Harris's experience as a current CEO provides valuable leadership perspective to our Board gained by leading a large company through the current economic and regulatory environment.

▶

Regulated industry expertise: Ms. Harris's experience as the leader of a company in a heavily regulated industry gives her valuable expertise in managing a complex business in the context of an extensive regulatory regime.

▶

Risk management: As the current President and CEO of a company in a critical infrastructure industry, Ms. Harris brings valuable risk management experience to our Board.

Roland A. Hernandez Director since 2012 Committees ▶ Chair, Audit ▶ Public Responsibility ▶ Executive	Business experience: Mr. Hernandez, 61, is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000.

Other directorships:

▶

MGM Resorts International since 2002 (Lead Director; Compensation Committee Chair; Audit and Corporate Social Responsibility Committees)

▶

Vail Resorts,  Inc. since 2002 (Lead Director; Nominating and Governance Committee Chair; Executive and Audit Committees)

▶

Belmond Ltd. (formerly Orient Express Hotels Ltd.) since 2013 (Chairman)

Skills and qualifications:

▶

Chief executive experience: As the Founding Principal and CEO of Hernandez Media Ventures and the former Chairman, President and CEO of a television and entertainment company, Mr. Hernandez has gained business expertise that is particularly relevant to a major consumer bank such as U.S. Bank.

▶

Corporate governance: As the Chairman or Lead Director of three public companies, Mr. Hernandez brings to our Board significant expertise in current corporate governance issues and practices.

▶

Financial reporting and accounting: With his extensive past and current experience on the audit committees of the boards of public companies, Mr. Hernandez brings broad financial reporting and accounting expertise to our Board.

U.S. Bancorp 2019 Proxy Statement	16

Proposal 1 — Election of directors

Doreen Woo Ho Director since 2012 Committees ▶ Capital Planning ▶ Risk Management	Business experience: Ms. Woo Ho, 71, is a Commissioner of the San Francisco Port Commission, the governing board responsible for the San Francisco, California, waterfront adjacent to San Francisco Bay. She has served on the Port Commission since May 2011 and served as President from 2012 to 2014. Ms. Woo Ho served as President and Chief Executive Officer of United Commercial Bank, a California commercial bank, from September 2009 to November 2009. She served as President of Community Banking at United Commercial from January 2009 to September 2009. Ms. Woo Ho served as Executive Vice President responsible for Enterprise Marketing, Student Loans and Corporate Trust at Wells Fargo & Company, a diversified financial services company, in 2008. She served as President of the Consumer Credit Group of Wells Fargo from 1998 to 2007. Ms. Woo Ho was also a member of the Wells Fargo Management Committee from 1999 to 2008. Prior to joining Wells Fargo, she worked in various credit and lending roles in the Corporate and Consumer Banking groups at Citibank for 25 years.

Other directorships:

▶

Hercules Capital, Inc. since 2016 (Nominating Committee Chair; Compensation Committee)

Skills and qualifications:

▶

Financial services industry expertise: Ms. Woo Ho's over 35 years of commercial and consumer banking experience brings valuable industry experience and knowledge to our Board.

▶

Risk management: Through her experience as a senior leader in the banking industry, Ms. Woo Ho brings experience identifying, assessing and managing risk exposures of large, complex financial firms.

Olivia F. Kirtley Director since 2006 Committees ▶ Chair, Risk Management ▶ Compensation and Human Resources ▶ Executive	Business experience: Ms. Kirtley, 68, a Certified Public Accountant and Chartered Global Management Accountant, has served as a business consultant on strategic, risk and corporate governance issues since 2000. She also served as the President of the International Federation of Accountants ("IFAC"), the global organization for the accountancy profession which facilitates the establishment of international auditing, ethics and education standards, from 2014 to 2016, and as Deputy President of IFAC from 2012 to 2014. Prior to 2000, she served as a senior manager at a predecessor to accounting firm Ernst & Young LLP, and as Treasurer, Vice President and Chief Financial Officer at Vermont American Corporation.

Other directorships:

▶

Papa John's International, Inc. since 2003 (Compensation Committee Chair; Corporate Governance and Nominating Committee)

▶

Randgold Resources Ltd. from 2017 to 2019

Skills and qualifications:

▶

Corporate governance: Ms. Kirtley brings to our Board a deep understanding of a wide range of current governance issues gained by her work as a corporate governance consultant and a faculty member of The Conference Board Directors' Institute.

▶

Financial reporting and accounting: Ms. Kirtley gained extensive audit, financial reporting, and risk management experience as the CFO of an international company, as a CPA at a large international accounting firm and through her service as President of IFAC.

17	U.S. Bancorp 2019 Proxy Statement

Proposal 1 — Election of directors

Karen S. Lynch Director since 2015 Committees ▶ Audit ▶ Public Responsibility	Business experience: Ms. Lynch, 56, is an Executive Vice President of CVS Health Corporation, a leading pharmacy and health care company, and President of its Aetna Business Unit. She has served in this position since November 2018. Ms. Lynch served as President of Aetna, Inc., a diversified health care benefits company, from 2014 until CVS Health's acquisition of Aetna in November 2018. She served as Executive Vice President of Aetna's Local and Regional business from 2013 to 2014 and Executive Vice President of Aetna's Specialty Products business from 2012 to 2013. Ms. Lynch served as President of Magellan Health Services Inc., a health care management company, from 2009 to 2012. Ms. Lynch began her career as a Certified Public Accountant at auditing firm Ernst & Young LLP.

Skills and qualifications:

▶

Financial reporting and accounting: Ms. Lynch's past experience as a CPA and public company auditor provides valuable financial reporting and accounting expertise to our Board.

▶

Financial services industry expertise: Ms. Lynch's extensive insurance industry experience provides her with valuable financial services industry expertise.

▶

Risk management: Ms. Lynch contributes valuable risk management expertise in the financial services industry through her experience leading a large health care benefits company.

Richard P. McKenney Director since 2017 Committees ▶ Public Responsibility ▶ Risk Management	Business experience: Mr. McKenney, 50, is the President and Chief Executive Officer of Unum Group, a workplace financial protection benefits company. He has served as President since April 2015 and as Chief Executive Officer since May 2015. Mr. McKenney served as Executive Vice President and Chief Financial Officer of Unum from 2009 to 2015. Prior to joining Unum in 2009, he served as Executive Vice President and Chief Financial Officer at Sun Life Financial, Inc., an international financial services company, from 2006 to 2009.

Other directorships:

▶

Unum Group since 2015

Skills and qualifications:

▶

Chief executive experience: Mr. McKenney's experience as a current CEO provides valuable expertise to our Board gained by leading a large company through the current economic and regulatory environment.

▶

Financial reporting and accounting: Through his past experience as CFO of several companies, Mr. McKenney brings extensive financial reporting and accounting expertise to our Board.

▶

Financial services industry expertise: As the current President and CEO of a financial services company, Mr. McKenney brings to our Board discussions expertise in managing the business environment facing financial services companies.

▶

Risk management: Through his experience as the leader of a financial services company, Mr. McKenney brings experience identifying, assessing and managing risk exposures of large, complex financial firms.

U.S. Bancorp 2019 Proxy Statement	18

Proposal 1 — Election of directors

Yusuf I. Mehdi Director since 2018 Committees ▶ Public Responsibility ▶ Risk Management	Business experience: Mr. Mehdi, 52, is the Corporate Vice President of the Modern Life and Devices Group of Microsoft Corporation, a multinational technology company, representing the Windows, Surface, Office, and Bing businesses. He has served in this position since June 2018. From 2015 to June 2018, he served as Corporate Vice President of the Windows and Devices Group and from 2011 to 2015 as the Corporate Vice President and Chief Marketing and Strategy Officer of the Interactive Entertainment Division, including Xbox. Mr. Mehdi joined Microsoft in 1992 and held various leadership positions within the company prior to being named Senior Vice President of Microsoft's Online Services Division in 2001.

Skills and qualifications:

▶

Customer experience: Mr. Mehdi's role driving customer experience at a large multinational company brings valuable current retail and online business expertise to our Board.

▶

Technological transformation: Mr. Mehdi's significant experience in an industry that must adapt in real time to rapid changes in technology and customer expectations is a valuable resource in executing U.S. Bancorp's corporate strategy.

David B. O'Maley Director since 1995 Lead Director Committees ▶ Compensation and Human Resources ▶ Governance ▶ Executive	Business experience: Mr. O'Maley, 72, is the retired Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings, Inc. and its subsidiary Ohio National Financial Services, Inc., an intermediate insurance holding company that markets insurance and financial products through its affiliates, including The Ohio National Life Insurance Company. Mr. O'Maley served as Executive Chairman of these companies from November 2010 to May 2012 after serving as Chairman, President and Chief Executive Officer of Ohio National Mutual Holdings and Ohio National Financial Services from 1994 until November 2010. He joined Ohio National in 1992.

Skills and qualifications:

▶

Chief executive experience: Mr. O'Maley's experience as the CEO of a large, complex company provides leadership and management expertise to our Board.

▶

Financial services industry expertise: As the retired Chairman, President and CEO of a large financial services company, Mr. O'Maley brings to our Board discussions expertise in managing regulatory and business challenges facing financial services companies.

▶

Risk management: Mr. O'Maley brings valuable risk management expertise to our Board through his experience leading a large financial services company.

19	U.S. Bancorp 2019 Proxy Statement

Proposal 1 — Election of directors

O'dell M. Owens, M.D., M.P.H. Director since 1991 Committees ▶ Capital Planning ▶ Compensation and Human Resources	Business experience: Dr. Owens, 71, is the President and Chief Executive Officer of Interact for Health, a regional health and wellness company, and has served in this role since October 2016. He previously served as the Interim Health Commissioner and Medical Director for the Cincinnati Health Department from November 2015 to October 2016 and as the President of Cincinnati State Technical and Community College from September 2010 until September 2015. Dr. Owens has been a member of the Federal Reserve Bank of Cleveland's Cincinnati Business Advisory Council since 2012. He has also been providing services as an independent consultant in medicine, business, education and work-site employee benefits since 2001 and served as the President and Chairman of the Board for Project GRAD (Graduation Really Achieves Dreams), a national non-profit organization formed to improve inner-city education, from 2001 until 2015.

Skills and qualifications:

▶

Community leadership: Through his experience in public service leadership roles as a medical doctor, coroner, college president and health commissioner, Dr. Owens brings a unique perspective to our Board by combining business expertise and leadership with a strong focus on community service and public policy.

Craig D. Schnuck Director since 2002 Committees ▶ Governance ▶ Risk Management	Business experience: Mr. Schnuck, 70, is the former Chairman and Chief Executive Officer of Schnuck Markets, Inc., a regional supermarket chain. He was elected President of Schnuck Markets in 1984 and served as Chief Executive Officer from 1989 until January 2006. He also served as Chairman from January 1991 until December 2006. Mr. Schnuck continued to be active in the Schnuck Markets business as Chair of its Executive Committee from 2007 until 2014 and was named Chairman Emeritus in 2014.

Skills and qualifications:

▶

Chief executive experience: Mr. Schnuck brings to our company substantial leadership experience gained as the long-serving Chairman, CEO and Chair of the Executive Committee of a large, regional food retailer.

▶

Customer experience: In addition to leading a large consumer goods business, Mr. Schnuck also served for nine years on the board of governors of the Uniform Code Council, the agency that oversees his industry's most fundamental technologies, serving as Chairman for two terms. This work has given him additional insight into technological innovation in retail business, which is an important focus in various U.S. Bancorp business lines.

U.S. Bancorp 2019 Proxy Statement	20

Proposal 1 — Election of directors

Scott W. Wine Director since 2014 Committees ▶ Chair, Compensation and Human Resources ▶ Audit ▶ Executive	Business experience: Mr. Wine, 51, is the Chairman and Chief Executive Officer of Polaris Industries Inc., a worldwide manufacturer and marketer of innovative high-performance motorized products. He has served as Chairman since 2013, and Chief Executive Officer since 2008. Mr. Wine served as President of Fire Safety Americas, a division of United Technologies Corporation, from 2007 to 2008. Prior to that time, Mr. Wine held various senior leadership positions at Danaher Corporation and Honeywell International, Inc. from 1996 to 2007.

Other directorships:

▶

Polaris Industries Inc. since 2008 (Technology Committee)

▶

Terex Corporation since 2011 (Compensation and Governance and Nominating Committees)

Skills and qualifications:

▶

Chief executive experience: Mr. Wine's experience as the CEO of a large international manufacturing company gives him broad and valuable experience in a business focused on growing operations within domestic and overseas markets.

▶

Customer experience: Mr. Wine contributes to our Board a current perspective on retail business gained from his leadership of a consumer-focused company.

FOR

  The Board of Directors recommends a vote "FOR" election of the 17 director nominees to serve until the next annual meeting and the election of their successors.

21	U.S. Bancorp 2019 Proxy Statement

Corporate governance

Corporate governance

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to our continued success. Our Board of Directors has adopted Corporate Governance Guidelines to provide a corporate governance framework for our directors and management to effectively pursue our objectives for the benefit of our shareholders. The Board reviews and updates these guidelines and the charters of the Board committees at least annually in response to evolving best practices and the results of annual Board and committee evaluations. Our Corporate Governance Guidelines can be found at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Corporate Governance" and then "Governance Documents."

Director independence

Our Board of Directors has determined that each of the following directors, comprising all of our non-employee directors, has no material relationship with U.S. Bancorp and is independent: Warner L. Baxter, Dorothy J. Bridges, Elizabeth L. Buse, Marc N. Casper, Arthur D. Collins, Jr., Kimberly J. Harris, Roland A. Hernandez, Doreen Woo Ho, Olivia F. Kirtley, Karen S. Lynch, Richard P. McKenney, Yusuf I. Mehdi, David B. O'Maley, O'dell M. Owens, M.D., M.P.H., Craig D. Schnuck and Scott W. Wine. Andrew Cecere is not independent because he is an executive officer of U.S. Bancorp.

Our Board has adopted a set of standards in our Corporate Governance Guidelines to assist it in assessing the independence of each of our non-employee directors. A director of U.S. Bancorp who meets the independence qualifications of the New York Stock Exchange (the "NYSE") listing standards may be deemed "independent" by the Board of Directors after consideration of the relationships between U.S. Bancorp or any of its affiliates and the director or any of his or her immediate family members or other related parties. Our Board deems the following relationships to be categorically immaterial such that they will not, by themselves, affect an independence determination:

  ▶
  a relationship between our company and an organization of which the director or a member of his or her immediate family is an executive officer if that role does not constitute that person's principal occupation;

  ▶
  an ordinary banking relationship for services readily available from other large financial institutions;

  ▶
  employment by our company of a member of the director's immediate family if that person's annual compensation does not exceed $120,000; and

  ▶
  a relationship between our company and an organization with which the director or a member of his or her immediate family is affiliated if (a) the relationship arises in the ordinary course of both parties' operations and (b) the aggregate annual amount involved does not exceed $120,000.

The only relationships between U.S. Bancorp and our directors or the directors' related interests that were considered by the Board when assessing the independence of our non-employee directors are the relationships between U.S. Bancorp and both Microsoft Corporation, a corporation with which our director Yusuf I. Mehdi is affiliated, and Schnuck Markets, Inc., a corporation with which our director Craig D. Schnuck is affiliated. The Board determined that these relationships, which are described later in this proxy statement under the heading "Certain Relationships and Related Transactions — Related Person Transactions," did not impair Mr. Mehdi's or Mr. Schnuck's independence. This determination was based on the Board's conclusion that the amounts involved in transactions between U.S. Bancorp and Microsoft or Schnuck Markets, as the case may be, are immaterial to Microsoft's and Schnuck Markets' gross revenues, respectively, and that the relationships had no unique characteristics that could influence Mr. Mehdi's or Mr. Schnuck's impartial judgment as a director of U.S. Bancorp.

Board meetings and committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Capital Planning, Compensation and Human Resources, Governance, Public Responsibility, Risk Management, and Executive. The standing committees report on their deliberations and actions at each full Board meeting. Each of the standing committees has the authority to engage outside experts, advisers and counsel to the extent it considers

U.S. Bancorp 2019 Proxy Statement	22

Corporate governance

appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Corporate Governance" and then "Board Committees."

The independent directors meet in executive session (without the CEO or any other member of management present) at the end of each regularly scheduled Board meeting and may also meet in executive session at any other time. The Lead Director presides over these executive sessions. See "Board Leadership Structure." During each committee meeting, the committees have the opportunity to hold executive sessions without members of management present.

The Board of Directors held nine meetings during 2018. Each director attended at least 75% of the total meetings of the Board and Board committees on which he or she served during the year. The average attendance rate of all directors at Board and Board committee meetings in 2018 was 98%.

Directors are expected to attend all meetings of shareholders. All directors serving at the time attended the 2018 annual meeting, except Mr. Casper.

23	U.S. Bancorp 2019 Proxy Statement

Corporate governance

Board performance evaluations

Our Governance Committee conducts an annual assessment of the Board's performance to determine whether the Board, its committees and its members are functioning effectively and to identify areas for growth and improvement. The annual process is as follows:

Based on director feedback received over the last several years through this annual evaluation process and through less formal channels, management has adjusted the content and style of its written materials and oral presentations for committee meetings. In addition, the Governance Committee has received information about the skills and qualifications that directors would like future Board or committee members to have. Director feedback has also led to discussion of how to appropriately balance oversight responsibility for critical matters affecting our company among the Board and its committees, and how committee action is most effectively communicated to the full Board.

U.S. Bancorp 2019 Proxy Statement	24

Corporate governance

Director education

We believe that it is of utmost importance that our directors receive additional information and training about issues that are critical to exercising prudent oversight of the management of our company. We have implemented a robust director education program that begins with in-depth training covering our industry and each of our lines of business, and that continues with special education sessions throughout the year that highlight current business, industry, regulatory and governance topics presented by internal and external experts.

Shareholder engagement

We value the views of our investors and welcome feedback from them. Our standard engagement practice is to initiate conversations with our largest investors each fall. In the fall of 2018, we reached out to our top 50 shareholders and invited them to talk to us about corporate governance and executive compensation, along with other topics they want to discuss. We also consider requests for engagement from shareholders outside of the fall outreach effort.

All of our engagement meetings with shareholders in 2018 were held telephonically. The fall meetings were attended by members of management from the following functions: executive compensation, investor relations, and the Corporate Secretary's office. Meetings requested by shareholders at other times were attended by management representatives from various corporate functions according to the topics to be discussed. When investors requested participation by an independent director, Mr. O'Maley joined the call in his capacity as Lead Director.

Management shares the feedback received from shareholders with the Governance Committee, and shares feedback related to executive compensation matters with the Compensation and Human Resources Committee. The committees take the views expressed by our shareholders into consideration when making decisions. For example, shareholder feedback played a large role in the changes the Compensation and Human Resources Committee made to our executive compensation program in 2018. Management also considers shareholder feedback about disclosure practices when preparing our company's public filings.

Committee member qualifications

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the Securities and Exchange Commission (the "SEC"). As part of those requirements, our Board of Directors has determined that each member of the Audit Committee is independent and financially literate. All of the Governance Committee members and Compensation and Human Resources Committee members also meet the independence requirements of the NYSE, including, with respect to the Compensation and Human Resources Committee members, the NYSE's independence requirements specific to members of compensation committees.

The Audit Committee charter generally prohibits Audit Committee members from serving on more than two other public company audit committees. Currently, no Audit Committee member exceeds this limitation. At all times, one or more members of our Audit Committee possess the education or experience required to qualify as an "audit committee financial expert" as defined by the SEC, and one or more members of our Risk Management Committee have experience identifying, assessing and managing the risk exposures of large, complex financial firms, in accordance with rules promulgated by the Federal Reserve Board.

25	U.S. Bancorp 2019 Proxy Statement

Corporate governance

Committee responsibilities

The charter of each of our standing committees fully describes that committee's responsibilities. The following summary highlights the committees' key areas of oversight.

Committee	Primary responsibilities and membership

Audit Held 13 meetings during 2018

▶

Assisting the Board of Directors in overseeing the quality and integrity of our financial statements, including matters related to internal controls; our compliance with legal and regulatory requirements; the qualifications, performance and independence of our independent auditor; and the integrity of the financial reporting processes, both internal and external;

▶

appointing, compensating, retaining and overseeing the work of the independent auditor;

▶

reviewing the effectiveness of systems that implement our company's ethics guidelines; and

▶

overseeing the internal audit function and approving the appointment and compensation of the Chief Audit Executive.

Current members: Roland A. Hernandez (Chair), Warner L. Baxter, Elizabeth L. Buse, Karen S. Lynch and Scott W. Wine
Audit committee financial experts: Roland A. Hernandez, Warner L. Baxter, Karen S. Lynch and Scott W. Wine

Capital Planning Held 8 meetings during 2018

▶

Overseeing the capital planning and capital management processes and actions, including stress testing processes, scenarios and results;

▶

reviewing and approving the Comprehensive Capital Analysis and Review and recommending approval to the Board of Directors;

▶

monitoring our company's capital adequacy;

▶

reviewing and approving our resolution and recovery plans and recommending approval to the Board of Directors; and

▶

reviewing and approving the issuance or repurchase of equity securities and other significant financial transactions and equity investments.

Current members: Warner L. Baxter (Chair), Elizabeth L. Buse, Marc N. Casper, Andrew Cecere, Doreen Woo Ho and O'dell M. Owens, M.D., M.P.H.

Compensation and Human Resources Held 7 meetings during 2018

▶

Discharging the Board's responsibilities relating to our compensation programs and employee benefit plans, including reviewing and approving our executive officers' compensation;

▶

overseeing our human capital strategy, including recruitment, evaluations and development activities;

▶

overseeing and reviewing the results of our employee diversity and inclusion initiatives;

▶

recommending to the Board for approval all equity-based incentive plans;

▶

recommending to the independent directors for approval the compensation program for our non-employee directors;

▶

evaluating and discussing with the appropriate officers of our company the incentives for risk taking contained in our incentive compensation plans and programs;

▶

overseeing management's efforts to foster a desired corporate culture in alignment with our strategy; and

▶

evaluating the CEO's performance and overseeing succession planning for executive officers other than our CEO.

Current members: Scott W. Wine (Chair), Arthur D. Collins, Jr., Olivia F. Kirtley, David B. O'Maley and O'dell M. Owens, M.D., M.P.H.

U.S. Bancorp 2019 Proxy Statement	26

Corporate governance

Committee	Primary responsibilities and membership

Governance Held 6 meetings during 2018

▶

Evaluating and making recommendations to the Board with respect to the size, composition and leadership of the Board and its committees;

▶

discharging the Board's responsibilities relating to corporate governance matters, including developing and recommending to the Board a set of corporate governance guidelines;

▶

overseeing succession planning for our CEO;

▶

identifying and recommending to the Board individuals qualified to become directors;

▶

evaluating related person transactions;

▶

conducting an annual performance evaluation of the Board, its committees and its members;

▶

overseeing our engagement with shareholders and other interested parties concerning corporate governance and related matters; and

▶

making recommendations to the Board regarding any shareholder proposals.

Current members: Arthur D. Collins, Jr. (Chair), Marc N. Casper, Kimberly J. Harris, David B. O'Maley and Craig D. Schnuck

Public Responsibility Held 4 meetings during 2018

▶

Overseeing our management of reputation risk and reviewing our company's reputation and brand management activities;

▶

reviewing and considering our position and practices on matters of public interest and public responsibility and similar social issues involving our relationship with the community at large;

▶

reviewing our activities, performance and compliance with the Community Reinvestment Act and fair lending regulations; and

▶

overseeing our policies and programs related to other corporate social responsibility matters, including environmental sustainability.

Current members: Kimberly J. Harris (Chair), Dorothy J. Bridges, Roland A. Hernandez, Karen S. Lynch, Richard P. McKenney and Yusuf I. Mehdi

Risk Management Held 6 meetings during 2018

▶

Overseeing our overall risk management function, which governs the management of credit, interest rate, liquidity, market, capital, operational, compliance and strategic risk and the management of key risks in those areas, including cybersecurity;

▶

reviewing and approving our company's Risk Management Framework and Risk Appetite Statement;

▶

monitoring our company's risk profile relative to its risk appetite; and

▶

reviewing and evaluating significant capital expenditures and potential mergers and acquisitions.

Current members: Olivia F. Kirtley (Chair), Dorothy J. Bridges, Andrew Cecere, Doreen Woo Ho, Richard P. McKenney, Yusuf I. Mehdi and Craig D. Schnuck

Executive No meetings were necessary in 2018

▶

The Executive Committee has authority to exercise all powers of the Board of Directors, as permitted by law and our bylaws, between regularly scheduled Board meetings.

 Current members: Andrew Cecere (Chair), Warner L. Baxter, Arthur D. Collins, Jr., Kimberly J. Harris, Roland A. Hernandez, Olivia F. Kirtley, David B. O'Maley and Scott W. Wine

27	U.S. Bancorp 2019 Proxy Statement

Corporate governance

Risk oversight by the Board of Directors

Board-level oversight of risk management structure

As part of its responsibility to oversee the management, business and strategy of our company, the Board of Directors has approved a Risk Management Framework that establishes governance and risk management requirements for all risk-taking activities. This framework includes company-level and business unit Risk Appetite Statements that set boundaries for the types and amount of risk that may be undertaken in pursuing business objectives and initiatives.

The Board of Directors oversees management's performance relative to the Risk Management Framework, Risk Appetite Statements, and other policy requirements. While management is responsible for defining the various risks facing our company, formulating risk management policies and procedures, and managing risk exposures on a day-to-day basis, the Board's responsibility is to oversee our company's risk management processes by informing itself about our material risks and evaluating whether management has reasonable risk management and control processes in place to address those material risks.

The Board's risk oversight responsibility is primarily carried out through its standing committees, as follows:

In addition, the Board has created a special committee dedicated to overseeing our company's work to enhance its Bank Secrecy Act/anti-money laundering compliance program.

The Risk Management, Audit and Capital Planning Committees meet annually in joint session to give each committee the opportunity to review the risk areas primarily overseen by the other, and all Board members attend this meeting to benefit from the discussion. Finally, at each meeting of the full Board of Directors, each committee gives a detailed review of the matters it discussed and conclusions it reached during its recent meetings.

U.S. Bancorp 2019 Proxy Statement	28

Corporate governance

Focus on cybersecurity risk

The Board is very focused on the risks that cybersecurity threats pose to our company as a major financial services institution. The Board has established a comprehensive oversight framework to address those increasing risks:

▶
a Cybersecurity Subcommittee of the Risk Management Committee was formed in January 2019 to provide dedicated oversight of the following matters:

–
our programs and practices for identifying cybersecurity risks;

–
our controls to prevent, detect and respond to cyber attacks or data breaches;

–
our cyber resiliency, including cybersecurity risk preparedness, incident response plans, and disaster recovery capabilities; and

–
our investments in cybersecurity infrastructure;
▶
the Risk Management Committee receives regular reports from management on cybersecurity issues and maintains primary oversight of risks arising from the related areas of data privacy and information security;
▶
the annual joint session of the Risk Management, Audit and Capital Planning Committees includes a report from our company's Chief Information Security Officer on the cybersecurity threats facing our company and our company's preparedness to meet and respond to those threats; and
▶
the full Board dedicates an hour of its January meeting each year to a cybersecurity session, which includes presentations from our company's information security and risk management functions about our cybersecurity program and features a presentation from an outside expert on a current cybersecurity topic.

Management-level risk structure underlying Board oversight

Each Board committee carries out its risk management responsibilities using reports from management containing information relevant to the risk areas under that committee's oversight. The committees must therefore be confident that an appropriate risk monitoring structure is in place at the management level in order to be provided accurate and useful informational reports. The management-level risk oversight structure is robust. Our company relies on comprehensive risk management processes to identify, aggregate and measure, manage, and monitor risks. This system enables the Board of Directors to establish a mutual understanding with management of the effectiveness of our company's risk management practices and capabilities, to review our company's risk exposure and to elevate certain key risks for discussion at the Board level. A framework exists to account for the introduction of emerging risks or any increase in risks routinely taken, which would either be largely controlled by the risk limits in place or identified through the frequent risk reporting that occurs throughout our company.

The Executive Risk Committee, which is chaired by our Chief Risk Officer and which includes the CEO and other members of the executive management team, oversees execution against the Risk Management Framework and company-level Risk Appetite Statement. The Executive Risk Committee meets monthly, and more frequently when circumstances merit, to provide executive management oversight of our Risk Management Framework, assess appropriate levels of risk exposure and actions that may be required for identified risks to be adequately mitigated, promote effective management of all risk categories, and foster the establishment and maintenance of an effective risk culture. The Executive Risk Committee members manage large, sophisticated groups within our company that are dedicated to controlling and monitoring risk to the levels deemed appropriate by the Board of Directors and executive management. These individuals, together with our company's controller, treasurer and others, also provide the Board's committees with the information the committees need and request in order to carry out their oversight responsibilities.

The Executive Risk Committee focuses on current and emerging risks, including strategic and reputational risks, directing timely and comprehensive actions. The following senior operating committees have also been established, each responsible for overseeing a specified category of risk:

  ▶
  the Asset and Liability Management Committee ensures that the policies, guidelines and practices established to manage our funding and investment activities, interest rate risk, market risk, and liquidity risk are followed;

29	U.S. Bancorp 2019 Proxy Statement

Corporate governance
  ▶
  the Capital Management Operating Committee provides oversight of our programs related to stress testing, capital planning and capital adequacy, and resolution and recovery, as well as oversight of our compliance with capital regulation;

  ▶
  the Compliance Risk Management Committee provides direction regarding the management of compliance risk to our company's business lines and risk management programs and shares institutional knowledge regarding compliance risk management and mitigation across our company;

  ▶
  the Conduct Risk Committee is dedicated to oversight of risks associated with employee conduct at our company, including ethics complaints, employee misconduct, internal fraud, and sales practices conduct;

  ▶
  the Disclosure Committee assists the CEO and the CFO in fulfilling their responsibilities for oversight of the accuracy and timeliness of the disclosures made by our company;

  ▶
  the Enterprise Financial Crimes Compliance Operating Committee is responsible for the management and implementation of our company's enterprise financial crimes program across business lines to ensure a consistent control infrastructure and culture of compliance throughout our company;

  ▶
  the Enterprise IT Governance Committee ensures that delivery of our company's information technology services, including information security and business continuity, are aligned with our priorities and risk appetite;

  ▶
  the Executive Credit Management Group Committee ensures that products that have credit risk are supported by sound credit practices; reviews asset quality, trends, portfolio performance statistics and loss forecasts; and reviews and adjusts credit policies accordingly;

  ▶
  the Incentive Review Committee reviews and evaluates our company's incentive compensation programs and policies for risk sensitivity and mitigation;

  ▶
  the International Risk Oversight Committee, in coordination with our company's other operating committees, is responsible for overseeing the risks associated with our company's foreign operations;

  ▶
  the Mergers & Acquisitions Committee is responsible for the consideration and approval of all mergers, acquisitions and divestitures of our company;

  ▶
  the Operational Risk Committee provides direction and oversight of our company's operational risk management framework and corporate control programs, including cybersecurity and other significant operational risk events;

  ▶
  the Reputation Risk Oversight Committee is dedicated to the oversight of risk associated with activities and issues that may negatively impact the reputation of our company;

  ▶
  the Strategic Investment Committee is responsible for our company's strategic investments, including capital expenditures, corporate real estate, and our company's organic growth initiatives; and

  ▶
  the Trust Management Committee oversees the fiduciary activities of the Wealth Management and Investment Services business line.

Our Board and management-level committees are supported by a "three lines of defense" model for establishing effective checks and balances. The first line of defense, primarily the revenue-generating business lines, manages risks in conformity with established limits and policy requirements. In turn, business leaders and their risk officers establish programs to ensure conformity with these limits and policy requirements. The second line of defense, primarily the Chief Risk Officer's organization, but also including the policy and oversight activities of corporate support functions, translates risk appetite and strategy into actionable risk limits and policies. The second line of defense monitors the first line of defense's compliance with limits and policies, and provides reporting and escalation of emerging risks and other concerns to senior management and the Risk Management Committee of the Board of Directors. The third line of defense, internal audit, is responsible for providing the Audit Committee and senior management with independent assessment and assurance regarding the effectiveness of our company's governance, risk management and control processes.

U.S. Bancorp 2019 Proxy Statement	30

Corporate governance

Board leadership structure

Board leadership policies and practices

Our Board believes that a strong, independent Board of Directors is critical to effective oversight of management. The Board regularly and carefully considers the critical issue of the best independent leadership structure for the Board, and maintains a flexible policy regarding the issue of whether the position of Chairman should be held by an independent director. At least annually, the Board reviews the Board's and company's needs and the leadership attributes of its directors and executives to determine whether our company is best served at that particular time by having the CEO or another director hold the position of Chairman.

In order to ensure strong independent Board leadership, the independent directors elect a Lead Director with the substantial leadership responsibilities detailed below when the position of Chairman is not held by an independent director. The Lead Director is elected annually upon the recommendation of the Governance Committee, with the expectation that he or she will generally serve three, and may serve up to five, consecutive terms.

In addition to strong independent leadership of the full Board, each of the Audit Committee, Governance Committee, and Compensation and Human Resources Committee is composed solely of independent directors. Independent directors, therefore, oversee critical, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members. Each of the remaining committees is chaired by an independent director. The full Board and each of its committees meet in executive session on a regular basis.

Current leadership structure

Andrew Cecere, our President and Chief Executive Officer, became Chairman of the Board on the date of the 2018 annual meeting. He succeeded Richard K. Davis, who had served as Chairman of our Board since December 2007 and as CEO from December 2006 to April 2017. David B. O'Maley has served as the Board's independent Lead Director since January 2017.

Chairman

The independent directors believe that Mr. Cecere is the member of the Board best suited to contribute to long-term shareholder value by serving as Chairman, because he has the knowledge, expertise and experience to understand and clearly articulate to the Board the opportunities and risks facing our company and to lead discussions on important matters affecting our business.

Role of Chairman

When the Chairman is also the CEO, that person's primary responsibilities as Chairman are as follows:

▶
set Board meeting agendas in collaboration with the Lead Director, who has final approval authority;
▶
preside at Board meetings, guiding discussion and ensuring that decisions are made;
▶
ensure that the Board is provided with full information on our company and its industry;
▶
set shareholder meeting agendas, and preside at meetings of the shareholders; and
▶
chair the Board's Executive Committee.

Lead Director

Mr. O'Maley brings a wealth of experience in the financial services industry and on our Board to his role as Lead Director. As the former Chairman and CEO of a large financial services company, Mr. O'Maley contributes substantial financial industry and risk management expertise to the Board. He has served as Chair of the Compensation and Human Resources Committee, and is currently a member of the Compensation and Human Resources and Governance Committees, as well as the Executive Committee.

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Corporate governance

Role of Lead Director

The independent directors entrust the Lead Director with the following responsibilities and authority:

▶
lead executive sessions of the Board's independent or non-management directors, and preside at any session of the Board where the Chairman is not present;
▶
act as a regular communication channel between the independent directors and the CEO;
▶
approve the Board meeting agendas;
▶
approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;
▶
approve information sent from management to the Board;
▶
as appropriate, be the representative of the independent directors in discussions with our major shareholders regarding their concerns and expectations;
▶
as appropriate, call special Board meetings or special meetings of the independent directors;
▶
approve, on behalf of the Board, the retention of consultants who report directly to the Board;
▶
assist the Board and company officers in assuring compliance with and implementation of our Corporate Governance Guidelines;
▶
advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board;
▶
review shareholder communications addressed to the full Board or to the Lead Director;
▶
interview all Board candidates and make recommendations to the Governance Committee and the Board; and
▶
communicate, as appropriate, with our regulators.

Majority vote standard for election of directors

Our bylaws provide that in uncontested elections, a nominee for director will be elected to the Board if the number of votes cast "FOR" the nominee's election exceeds the number of votes cast "AGAINST" that nominee's election. The voting standard for directors in a contested election is a plurality of the votes cast at the meeting.

Our Corporate Governance Guidelines provide that director nominees must submit a contingent resignation in writing to the Governance Committee, which becomes effective if the director fails to receive a sufficient number of votes for re-election at the annual meeting of shareholders and the Board accepts the resignation. The Board will nominate for election or re-election as director only candidates who have tendered such a contingent resignation.

Our Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for re-election, our Governance Committee will act within 90 days after certification of the shareholder vote to determine whether to accept the director's resignation, and will submit a recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

If each member of the Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent directors who did receive the required vote will appoint a committee amongst themselves to consider the resignations and recommend to the Board whether to accept them. However, if the only directors who received the required vote in the same election constitute three or fewer directors, all directors may participate in the decision regarding whether to accept the resignations.

U.S. Bancorp 2019 Proxy Statement	32

Corporate governance

Each director nominee named in this proxy statement has tendered an irrevocable, contingent resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Succession planning and management development

A primary responsibility of the Board is planning for succession with respect to our company's CEO, as well as overseeing succession planning for other senior management positions. The Board's process targets the building of enhanced management depth, considers continuity and stability within our company, and responds to our company's evolving needs and changing circumstances. To achieve these goals, the executive talent development and succession planning process is integrated into the Board's annual activities.

The Board works with the Governance Committee to evaluate a number of potential internal and external candidates as successors to the CEO, and considers emergency, temporary scenarios as well as long-term succession. The Compensation and Human Resources Committee is responsible for reviewing succession planning for executive officer positions other than the CEO. The CEO makes available to the Board his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for those individuals.

Corporate social responsibility

Our key corporate social responsibility initiatives include the following:

Community Possible

We add strength and vitality to our communities through our Community Possible platform focused on closing the gaps between people and possibility. In 2018, we provided $57 million in U.S. Bank Foundation grants and corporate contributions to nonprofit organizations across the country. Our Community Possible platform is focused on the areas of Work, Home and Play.

  ▶
  Work: Through Work, we invest in and support programs and organizations that help small businesses thrive, provide pathways to higher education, help people succeed in the workforce and gain greater financial literacy. Last year, we had $2 billion in small business administration loans that help entrepreneurs expand businesses, start companies and create jobs. We know that an educated workforce is critical for small businesses to succeed, so we donated $13 million to workforce development programs across the country.

  Financial education is an investment in our collective future. We offer extensive financial education resources through Financial IQ, our online financial education resource hub which provides helpful knowledge, tools and inspiration for all consumers and business owners. We also offer financial education modules through our Student Union program; during 2018, 70,000 modules were completed through the program. In addition, our employees share their banking expertise with our communities every day. In 2018, our employees reached 131,000 people by spending 8,000 volunteer hours hosting 2,700 financial education seminars.

  ▶
  Home: The case for a stable, healthy home environment is clear: children and families are better positioned to thrive and succeed in a home that is safe and permanent. Last year, we provided $6 million in Home focused charitable contributions, $1.1 billion in community development loans and $3 billion in U.S. Bancorp Community Development Corporation investments that combined to create 13,000 new affordable housing units. We also provided $88 million in American Dream mortgage loans, helping to revitalize communities across the U.S. Bank footprint. The American Dream program serves low- to moderate-income borrowers, featuring a low down payment and rehabilitation loan options.

  ▶
  Play: We believe in the power of Play. It brings joy, helps develop problem-solving skills, creativity and relationships, and builds social and emotional learning. We invest in community programming that supports access to the arts, arts education and learning through play for children and adults in low- and moderate-income communities. Last year, we provided $25 million in grants, corporate contributions and sponsorships to make Play possible across the country.

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Corporate governance

Environment

We care deeply about promoting sustainable business practices while supporting economic growth. It's one of the reasons that we have invested $20.5 billion in environmentally beneficial business opportunities since 2008. We serve a broad spectrum of enterprises across a diverse array of industries — we embrace a balanced approach as we address climate change and the needs of our stakeholders. Environmental sensitivity is an important component of our business practice and is integrated into our overall risk management philosophy.

We are committed to reducing our corporate greenhouse gas emissions by 40% by 2029 and 60% by 2044. Additionally, we are proud to have received a score of A- from the CDP (formerly known as the Carbon Disclosure Project) in 2016, 2017 and 2018.

People

Inclusive, equitable actions and diverse perspectives are essential to maintaining our best-in-class culture of ethics and integrity.

Our employee population is diverse — as of the end of 2018, more than half of our employees were women. Three of our executive women leaders have been honored by American Banker as among the Most Powerful Women in Banking and Finance in 2018. We were recognized last year by Forbes as a Best Employer for Women and Diversity. Additionally, approximately 2,000 of our employees are military veterans. Through our Business Resource Groups, which work to bring together employees who have similar backgrounds, experiences, or interests and their allies, we work to engage employees and drive business growth. Our current Business Resource Groups include: Women, Veterans, African American, Asian, Hispanic, LGBTQ, Disabilities, Native American, Alumni, and our Development Network.

Our 74,000 employees are the heartbeat of U.S. Bancorp. Each year, they invest their hands, hearts and minds to give back to their local communities. This continued commitment is what brings our Community Possible platform to life. In 2018, employees donated 209,000 hours of volunteer time, which we have valued at $5 million, to the communities in which we work, live and play. Our employees also gave generously through our Employee Giving Campaign in 2018, donating $9 million to nonprofit organizations across the country.

Ethics

Relationships are the heart of our business. We build those relationships on trust — through every interaction with our customers and the communities we serve. Our commitment to the highest ethical standards is what makes that trust possible. We're proud to have been named one of the World's Most Ethical Companies® by the Ethisphere Institute for five years in a row. Our commitment to ethical leadership comes with a responsibility. We believe in actively engaging our customers, our industry and the broader business community in authentic conversations about the importance of business ethics. To reinforce our company's commitment to the highest ethical standards, we have adopted a Code of Ethics and Business Conduct, which can be found at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Corporate Governance" and then "Governance Documents" and then "Code of Ethics."

Sustainable Business

We have an intention behind creating products and services that serve communities, considering what the most thoughtful mix is to ensure all members of our community are served. We enable customer and business-driven growth while protecting existing revenue.

In today's world, protecting information is a top priority and a significant part of our corporate responsibility. We anticipate emerging threats through risk-based, intelligence-driven, and predictive strategies. We safeguard our company's information and assets through adaptive security enhancements and with a cybersecurity center and team that continuously monitors activity.

To learn more about our corporate social responsibility efforts, visit our website at www.usbank.com/communitypossible.

U.S. Bancorp 2019 Proxy Statement	34

Certain relationships and related transactions

Certain relationships and related transactions

Review of related person transactions

The Board has adopted a written Related Person Transactions Policy for the review, evaluation and approval or ratification of transactions between our company and its related persons. "Related persons" under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their "immediate family members" include children, stepchildren, parents, stepparents, spouses, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) sharing the person's household.

Except as described below, the policy requires the Governance Committee of the Board to review and evaluate and either approve or disapprove all transactions or series of transactions in which:

  ▶
  the amount involved will, or may be expected to, exceed $120,000 in any fiscal year;

  ▶
  our company is or will be a participant; and

  ▶
  a related person has a direct or indirect interest.

The Board has determined that the Governance Committee does not need to review or approve certain transactions even if the amount involved will exceed $120,000, including the following transactions:

  ▶
  lending and other financial services transactions or relationships that are in the ordinary course of business and non-preferential, and comply with applicable laws;

  ▶
  transactions in which the related person's interest derives solely from his or her services as a director of, and/or his or her ownership of less than ten percent of the equity interest (other than a general partner interest) in, another corporation or organization that is a party to the transaction;

  ▶
  transactions in which the related person's interest derives solely from his or her ownership of a class of equity securities of our company and all holders of that class of equity securities received the same benefit on a pro rata basis;

  ▶
  transactions where the rates or charges involved are determined by competitive bids, or that involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

  ▶
  employment and compensation arrangements for any executive officer and compensation arrangements for any director, provided that such arrangements have been approved by the Compensation and Human Resources Committee.

When considering whether to approve or ratify a transaction, the Governance Committee will consider facts and circumstances that it deems relevant to its determination, including:

  ▶
  the nature and extent of the related person's interest in the transaction;

  ▶
  whether the transaction is on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with our company;

  ▶
  the materiality of the transaction to each party;

  ▶
  whether our company's Code of Ethics and Business Conduct could be implicated, including whether the transaction would create a conflict of interest or appearance of a conflict of interest;

  ▶
  whether the transaction is in the best interest of our company; and

  ▶
  in the case of a non-employee director, whether the transaction would impair his or her independence.

No director is allowed to participate in the deliberations or vote on the approval or ratification of a transaction if that director is a related person with respect to the transaction under review. On an annual basis, the Governance Committee assesses all ongoing relationships with related persons to confirm that the transactions are still appropriate.

35	U.S. Bancorp 2019 Proxy Statement

Certain relationships and related transactions

Related person transactions

Lending transactions

During 2018, U.S. Bancorp and our banking and investment subsidiaries engaged in transactions in the ordinary course of business with some of our directors, executive officers and the persons that we know beneficially owned more than 5% of our common stock on December 31, 2018, and the entities with which they are associated. All loans and loan commitments and any transactions involving other financial products and services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to our banking and investment subsidiaries and did not involve more than the normal risk of collectibility or present other unfavorable features.

Transactions with entities affiliated with directors or executive officers

During 2018, U.S. Bank operated 32 branches and 68 ATMs in grocery stores owned by Schnuck Markets, Inc., of which Craig D. Schnuck, one of our directors, beneficially owns approximately 13% of the outstanding capital stock. Mr. Schnuck's sister, Nancy A. Diemer, and his four brothers, Scott C. Schnuck, Todd R. Schnuck, Mark J. Schnuck and Terry E. Schnuck, each beneficially own approximately 13% of the outstanding capital stock of Schnuck Markets as well. In addition, each of Mr. Schnuck's brothers is a director of Schnuck Markets, and three of his brothers hold officer positions: Todd R. Schnuck is the Chairman and Chief Executive Officer; Mark J. Schnuck is the Vice President; and Terry E. Schnuck is the Assistant Secretary. Rent and fee payments by U.S. Bank to Schnuck Markets were approximately $2.8 million in 2018. The consolidated gross revenues of Schnuck Markets in 2018 were approximately $3.1 billion.

Our director Yusuf I. Mehdi currently serves as a Corporate Vice President of Microsoft Corporation. During 2018, we paid $37 million to Microsoft for software and services in the ordinary course of business, including desktop software, server and cloud enrollment services, and support and development of products. Microsoft's annual revenue was approximately $90 billion for fiscal year 2018.

These transactions were conducted at arm's length in the ordinary course of business by each party to the transactions. As discussed above under the heading "Corporate Governance — Director Independence," the Board of Directors has determined that these relationships are immaterial to Messrs. Mehdi and Schnuck, and that Messrs. Mehdi and Schnuck are both independent directors.

U.S. Bancorp 2019 Proxy Statement	36

Compensation discussion and analysis

Compensation discussion and analysis

This section explains how we compensated the individuals who served as our CEO or CFO for 2018, each of our three other most highly compensated executive officers serving as such at the end of 2018, and an additional individual who would have been among the latter group had he not retired before the end of the year (our named executive officers, or "NEOs"):

  ▶
  Andrew Cecere, who serves as Chairman, President and Chief Executive Officer;

  ▶
  Terrance R. Dolan, who serves as Vice Chairman and Chief Financial Officer;

  ▶
  Jeffry H. von Gillern, who serves as Vice Chairman, Technology and Operations Services;

  ▶
  Shailesh M. Kotwal, who serves as Vice Chairman, Payment Services;

  ▶
  Gunjan Kedia, who serves as Vice Chairman, Wealth Management and Investment Services; and

  ▶
  P.W. (Bill) Parker, who served as Vice Chairman and Chief Risk Officer until his retirement on October 21, 2018.

Reference guide

37	U.S. Bancorp 2019 Proxy Statement

Compensation discussion and analysis

Executive compensation overview

In response to feedback received from our shareholder engagement process in 2017, our Compensation and Human Resources Committee (referred to as the "Committee" in this "Compensation Discussion and Analysis" section) made the following changes to compensation awarded to our executive officers in 2018:

  ▶
  expanded the performance-based restricted stock unit ("PRSU") performance period from one to three years to better align with industry practices and encourage focus on longer term shareholder value;

  ▶
  increased transparency regarding how the return on equity ("ROE") target is selected for PRSU payouts; and

  ▶
  eliminated stock options and added time-based restricted stock units ("RSUs") to the mix of long-term incentives.

Our shareholders responded positively to these changes: our Say on Pay support increased from 74.7% in 2017 to 95.5% in 2018. The Committee considers this vote to be a strong endorsement of the restructured program.

Payout for NEOs' 2018 annual cash incentive awards ranged from 96.1% to 110.9% of their respective target amounts, reflecting corporate and business line performance largely in line with our company's financial plans. The ROE target for the PRSUs granted in February 2018 is 14.5%, which was based on the profitability goals announced at the company's most recent Investor Day conference in September 2016 and adjusted upward to reflect the expected impact of tax reform over the awards' three-year performance period.

Corporate and financial performance

In 2018 our company once again led its financial peer group in the most commonly used performance metrics for the banking industry.

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Compensation discussion and analysis

Elements of total direct compensation

Sound compensation practices

Our executive compensation program incorporates many strong governance features, including the following:

What we do
Most of each executive officer's compensation is at risk
We may cancel unvested equity awards and reduce cash incentive compensation for executives who demonstrate inadequate sensitivity to risk
We have a clawback policy that allows us to recoup annual cash incentive payouts attributable to incorrectly reported earnings
We have meaningful stock ownership and hold-until-retirement requirements
The Committee retains an independent compensation consultant that provides no other services to our company

What we don't do
Our executive officers do not have employment agreements or severance agreements
We do not allow executive officers to hedge or pledge their company stock
We do not have single-trigger accelerated vesting of equity awards
We do not provide tax gross-ups
We do not pay dividends on any PRSUs that are not earned through satisfaction of the awards' performance metrics; dividends on earned PRSUs are not paid until the awards vest

39	U.S. Bancorp 2019 Proxy Statement

Compensation discussion and analysis

Philosophy and objectives of our executive compensation program

Compensation program objective

The Committee has structured the executive compensation program to create long-term shareholder value by attracting and retaining talented leaders and rewarding them for top performance. The Committee achieves this objective through a compensation package that:

  ▶
  links a significant portion of total compensation to corporate and business line performance metrics, which we believe will create long-term shareholder value;

  ▶
  provides total compensation that is market competitive, permitting us to hire and retain high-caliber individuals;

  ▶
  emphasizes long-term, stock-based compensation, encouraging our executive officers to think and act as long-term shareholders;

  ▶
  subjects equity awards to multi-year performance, vesting and retention requirements that enhance executive ownership and encourage a long-term view of corporate achievement; and

  ▶
  encourages an appropriate sensitivity to risk on the part of senior management, which protects long-term shareholder interests.

Pay for performance

U.S. Bancorp operates in a highly complex business environment, where it competes with many well-established financial institutions and, increasingly, with non-banks offering products and services that traditionally were offered only by banks. Our long-term business objective is to maximize shareholder value by consistently delivering superior returns on common equity that exceed the cost of equity. If we are successful in achieving this objective, the Committee believes the results will benefit our shareholders.

Accordingly, our executive compensation program is designed to reward our executives for achieving annual and long-term financial results that further our long-term business objective. The annual cash incentive plan rewards performance relative to corporate and business line financial plans established at the beginning of the fiscal year, and the PRSUs are earned based on achievement of ROE targets that directly measure the return generated by the company on its shareholders' investment. The ultimate value of both the PRSUs and RSUs is dependent on our long-term financial success as reflected in the price of U.S. Bancorp stock. At the same time, the Committee carefully weighs the risks inherent in these programs against the goals of the programs and the company's risk appetite. Additional discussion of the risk oversight undertaken by the Committee can be found below under "Decision Making and Policies — Risk Considerations."

Compensation elements

Our NEOs' total direct compensation consists of three elements: base salary, annual cash incentive compensation, and long-term incentive compensation. In 2018, 60% of the value of each NEO's long-term incentive award was delivered in PRSUs with a three-year performance period, and 40% was delivered in RSUs. Each of these elements of total direct compensation is described in detail below. When evaluating an NEO's compensation compared to market levels and those of other members of our company's executive officer group, the Committee considers both the value of each element and of the total direct compensation package.

NEOs are also eligible to receive health benefits under the same plans available to our other employees, matching contributions to their U.S. Bank 401(k) Savings Plan accounts on the same basis as our other employees, and retirement benefits that are earned over their career with the company. No NEO has a severance or standalone change-in-control agreement. NEOs do not receive gross-up payments for tax liabilities resulting from perquisites.

U.S. Bancorp 2019 Proxy Statement	40

Compensation discussion and analysis

Base salary

The Committee considers the salary of executive officers relative to comparable executives in our compensation peer group and will make market-based adjustments as it deems appropriate. Salaries can also be adjusted to reflect experience and tenure in a position, internal pay equity within the executive officer group, increased scope of responsibilities, individual performance, and retention considerations.

2018 salary actions: The Committee increased Mr. Cecere's salary by 10% to position his salary more closely with the salaries of CEOs in our peer group as he entered his first full year in that role. Other NEOs' salaries were increased more modestly to reflect market considerations.

NEO	2017 base salary		2018 base salary

Andrew Cecere	$1,000,000	*	$1,100,000

Terrance R. Dolan	$650,000		$675,000

Jeffry H. von Gillern	$575,000		$600,000

Shailesh M. Kotwal	$525,000		$550,000

Gunjan Kedia	$525,000		$550,000

P.W. (Bill) Parker	$625,000		$625,000

* Salary set for Mr. Cecere in April 2017 upon his promotion to CEO.

Annual cash incentive awards

How we determine our NEOs' annual cash incentive awards

All executive officers have the opportunity to earn annual cash incentive awards that reflect their responsibility levels and reward achievement of corporate and business line goals, as well as reflect individual performance and risk sensitivity. The awards made to our NEOs for 2018 performance were granted under our 2006 Executive Incentive Plan (the "EIP").

The formula for calculating each NEO's Annual Cash Incentive Payout consists of the following elements:

  ▶
  Each NEO's Target Award Amount, which is set by the Committee as a percentage of his or her base salary (Target Award Percentage × Base Salary)

  ▶
  The Bonus Funding Percentage applicable to each NEO, which is calculated based on a combination of corporate and business line performance metrics

  ▶
  The Committee's assessment of each NEO's Individual Performance and Risk Sensitivity, which can increase or decrease the value of the Bonus Funding Percentage applied to each NEO's Target Award Amount

Setting the Target Award Amounts

The Target Award Amount for each executive officer is based on the officer's level of responsibility within the organization as well as market-based and internal pay equity considerations. The Target Award Amount is considered by the Committee to be an important tool in establishing an appropriate balance between short-term, cash-based compensation and long-term, equity-based compensation in each NEO's total compensation package.

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2018 target award actions:

NEO	Target Award Percentage for 2018	Target Award Amount for 2018

Andrew Cecere	240%	$2,640,000

Terrance R. Dolan		$945,000
Jeffry H. von Gillern		$840,000
Shailesh M. Kotwal	140%	$770,000
Gunjan Kedia		$770,000
P.W. (Bill) Parker		$729,167	*

*
The Committee had set Mr. Parker's Target Award Amount as $875,000 in January 2018 and then adjusted it to $729,167 upon his retirement in October 2018 to reflect the portion of the year he had served in his role.

Calculating the Bonus Funding Percentage

Each year, the Committee targets an aggregate amount of annual cash incentive awards to be granted to all management-level employees in each business line. The actual size of the pool that funds payouts can range from 0% to 200% of the target amount (the Bonus Funding Percentage) based on the company's and the business line's performance against earnings per share ("EPS") and pretax income targets included in the annual financial plan. The Board establishes these financial targets at the beginning of the fiscal year with the intent that they are challenging yet reasonably achievable goals.

The Bonus Funding Percentage for each of our revenue-producing business lines is based on the company's EPS performance compared to the target amount in the annual financial plan (weighted 35% for 2018) and that business line's pretax income performance compared to the target amount in the annual financial plan (weighted 65% for 2018); for each of the business lines in a support function, the 65% of the Bonus Funding Percentage assigned to pretax income performance is calculated based on the weighted average results of all of the revenue-producing business lines in its group. The calculation is described in detail below.

The Bonus Funding Percentage for the Technology and Operations Services business line, led by Mr. von Gillern, is calculated differently from all other business lines in that 35% is based on EPS performance, 50% is based on business line pretax income performance, and 15% is based on that business line's expense management performance. The Committee considers expense management to be particularly important to Technology and Operations Services because this business line has responsibility for a significant portion of the company's overall expenditures.

When structuring the awards for 2019 performance, the Committee adjusted the payout formula so that EPS performance moved from 35% to 50% weighting for all executive officers. The Committee increased the emphasis on EPS, which reflects overall corporate performance, to better align executive compensation with shared business strategies.

For purposes of computing the Bonus Funding Percentage, our standard practice is to adjust EPS results so that the effect of any variation in our loan loss reserve build or release is reduced by 50%. We routinely adjust EPS in this manner, whether the loan loss reserve variation is favorable or unfavorable. The Committee will also consider whether EPS should be further adjusted from reported amounts to normalize any notable items.

The Committee believes that EPS and business line pretax income are appropriate performance metrics for the executive officers' annual cash incentive awards for the following reasons:

  ▶
  EPS is a common metric used by investors to evaluate the profitability of a company, showing the earnings (net income) we make on each outstanding share of common stock;

  ▶
  a focus on EPS helps aligns the interests of the executive officers with those of shareholders;

  ▶
  EPS captures elements of corporate performance that are beyond those of the individual operating business lines, such as corporate funding policies and the management and use of capital;

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Compensation discussion and analysis
  ▶
  the business line pretax income targets are the fundamental drivers of the company's revenues and income before taxes;

  ▶
  the EPS and pretax income targets are aligned with annual financial plan targets, which the Board and management have assessed for achievability; accordingly, the targets provide incentives to take appropriate amounts of risk to achieve those goals; and

  ▶
  the Committee values the clear alignment of incentives for executive officers and other management-level employees resulting from shared performance metrics.

The Bonus Funding Percentage for each business line is calculated as follows:

  ▶
  The percentages by which actual corporate EPS differs from the EPS target and actual business line pretax income differs from target pretax income are each multiplied by a leverage factor of four to magnify the positive or negative variation of actual results. For example, if the actual corporate EPS were 5% greater than the EPS target, the formula would multiply 5% by four to arrive at 20%. The 20% would then be added to 100% to get the EPS Bonus Funding Result of 120%. If the actual business line pretax income were 3% below target, the formula would multiply 3% by four to arrive at 12%. The 12% would then be subtracted from 100%, resulting in a Pretax Income Bonus Funding Result of 88%. Neither the EPS Bonus Funding Result nor the Pretax Income Bonus Funding Result may be less than 0% or greater than 200%.

  ▶
  The EPS Bonus Funding Result is multiplied by 35% to yield the Corporate Component, and the Pretax Income Bonus Funding Result is multiplied by 65% to yield the Business Line Component.

  ▶
  The Corporate Component is then added to the Business Line Component to arrive at the Bonus Funding Percentage for that business line. For example, a 120% EPS Bonus Funding Result weighted 35% and an 88% Pretax Income Bonus Funding Result weighted 65% results in a Bonus Funding Percentage of 99.2%.

The Business Line Component used to calculate the Bonus Funding Percentage applicable to executives with leadership responsibilities for the entire company or for a corporate-wide support function — the Overall Bonus Funding Percentage — is based on the weighted average Pretax Income Bonus Funding Results of all the company's business lines.

2018 Corporate Component results: The target level of EPS in 2018 was $4.06. The company reported EPS of $4.14 for 2018, including notable items from the fourth quarter related to the impact of the gain from the sale of the company's ATM servicing business and the sale of a majority of the company's FDIC covered loans, charges related to severance, certain asset impairments, an accrual for legal matters, and the favorable impact to deferred tax assets and liabilities related to changes in estimates from tax reform. Combined, these notable items had a net positive impact of $0.03 on EPS for the year.

To determine the EPS value used to calculate the Corporate Component of the Annual Cash Incentive Payouts, the Committee started with the company's core EPS results for 2018 of $4.11 (that is, excluding the impact of the notable items from reported EPS described above). In accordance with its standard practice, the Committee then adjusted the EPS results downward by another $0.03 to offset by 50% the positive effect that our lower-than-planned increase of

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loan loss reserves had on earnings. The resulting EPS value used to calculate the Corporate Component was $4.08. After applying the leverage factor to the difference between target and actual EPS results, the EPS Bonus Funding Result for executive officers' awards was 102.3%.

2018 Business Line Component results: Pretax income results ranged from 82.8% to 129.3% of target performance across our company's 23 revenue-producing business lines, which generated Pretax Income Bonus Funding Results of 31.2% to 200.0% following application of the leverage factor and the 200% earn-out cap. The weighted average Pretax Income Bonus Funding Results of all the company's business lines, which was used to calculate the Overall Bonus Funding Percentage, was 100.2%.

2018 bonus funding results: The Bonus Funding Percentage used to calculate the payouts for executive officers with leadership responsibilities for the entire company or for a corporate-wide support function, including Messrs. Cecere, Dolan and Parker (our CEO, CFO and Chief Risk Officer, respectively), was the Overall Bonus Funding Percentage.

The Bonus Funding Percentage for each executive officer who leads a revenue-producing group, including Mr. Kotwal (who leads our Payment Services group) and Ms. Kedia (who leads our Wealth Management and Investment Services group), equaled a weighted average of the Bonus Funding Percentages of all the business lines for which he or she has responsibility.

The Bonus Funding Percentage for Mr. von Gillern was calculated based on the unique formula for the Technology and Operations Services business line he leads: 35% based on the EPS Bonus Funding Result, 50% based on the weighted-average Pretax Income Bonus Funding Results of all the company's revenue-producing business lines, and 15% based on that business line's expense management performance compared to plan.

The resulting Bonus Funding Percentages were as follows for the NEOs:

NEO	Bonus Funding Percentage

Andrew Cecere Terrance R. Dolan P.W. (Bill) Parker	100.9% (the Overall Bonus Funding Percentage)

Jeffry H. von Gillern	99.8% (the Bonus Funding Percentage for the Technology and Operations Services business line, for which Mr. von Gillern has responsibility)

Shailesh M. Kotwal	102.8% (equal to the weighted average of Bonus Funding Percentages for the 5 business lines for which Mr. Kotwal has responsibility)

Gunjan Kedia	96.1% (equal to the weighted average of Bonus Funding Percentages for the 8 business lines for which Ms. Kedia has responsibility)

Factoring in individual performance and risk sensitivity

The Committee considers the performance of the business lines managed by each executive officer and that executive officer's individual performance during the year. Individual performance criteria for all executive officers include performance relative to risk management, leadership, employee engagement, community involvement, involvement in special projects and new initiatives, and talent management, as well as factors including credit quality and audit, regulatory and compliance results. The Bonus Funding Percentage to be applied to an executive's Target Award Amount can be adjusted downward as well as upward based on these performance reviews.

The Committee also uses a formal "risk scorecard" assessment, which can result in downward or upward adjustments to the Bonus Funding Percentage to reflect the executives' demonstrated sensitivity to risk. The Committee believes that it is important to retain the ability to recognize outstanding individual performance and risk mitigation in determining Annual Cash Incentive Payouts, as well as to acknowledge circumstances where individual performance improvements are suggested or where inappropriate risk-taking behaviors have occurred.

2018 individual performance and risk sensitivity actions: The Committee determined that each NEO's applicable Bonus Funding Percentage appropriately reflected that executive's performance and contribution to the company in 2018. Accordingly, no individual performance-based modifications were made to the NEOs' Bonus Funding Percentages. Following an analysis of the NEOs' risk scorecard results, the Committee increased the Bonus Funding Percentage applicable to Mr. Parker's Target Award Amount by 10% in recognition of the substantial improvements made to the company's anti-money laundering compliance program and overall risk management function under his leadership.

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Compensation discussion and analysis

2018 Annual Cash Incentive Payout results: The resulting payouts made to the NEOs in February 2019 for 2018 performance under the annual cash incentive plan were as follows:

NEO	Percentage of Target Award Amount paid out	Dollar value of payout
Andrew Cecere	100.9%	$2,663,760

Terrance R. Dolan	100.9%	$953,505

Jeffry H. von Gillern	99.8%	$838,320

Shailesh M. Kotwal	102.8%	$791,560

Gunjan Kedia	96.1%	$739,970

P.W. (Bill) Parker	110.9%	$808,646

Long-term incentive awards

Establishing the structure of the equity awards

Long-term, stock-based compensation represents the most significant portion of our NEOs' total compensation package. In 2018, 66% of our CEO's target total direct compensation and 63% of our other NEOs' target total direct compensation consisted of equity awards. The Committee uses equity awards to align the NEOs' interests with those of long-term shareholders.

The Committee grants equity awards to executive officers under the U.S. Bancorp 2015 Stock Incentive Plan. In 2018, 60% of the value of each executive officer's long-term incentive award was granted in the form of PRSUs that will cliff vest (if earned) at the end of a three-year performance period, and 40% was granted in the form of RSUs that will vest ratably over three years. Cash dividends on unvested PRSUs are accrued during the performance period, but accrued dividends are only paid after the end of the performance period on shares earned, if any, by the executives.

The mix of performance-based and time-based equity vehicles is designed to motivate achievement of financial objectives while encouraging retention and stock ownership.

Prior to 2018, the executives' long-term incentive awards had been structured differently: 75% of the value had been granted in the form of PRSUs with a one-year performance period that vested ratably over four years, and 25% had been granted in the form of stock options. The Committee changed the performance period of the PRSUs and swapped the options for RSUs based largely on feedback we had received through our shareholder engagement process following our 2017 Say on Pay vote. Because of the change from one-year to three-year performance periods, no PRSUs were earned at the end of 2018.

Setting the value of the equity awards

Each year in January, the Committee determines the dollar value of the long-term incentive awards to be granted to the executive officers, and the grants are made on a pre-determined date in mid-February. In setting each year's award amounts, the Committee considers the relative market position of the awards and the total compensation for each executive, the proportion of each executive's total direct compensation to be delivered as a long-term incentive award, internal pay equity, executive performance and changes in responsibility, retention considerations, and corporate performance.

2018 equity value actions: The Committee significantly increased the value of the long-term incentive awards granted to Messrs. Cecere and Kotwal and Ms. Kedia in 2018 to align those NEOs' total compensation with the opportunities

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available to executives in similar roles at other companies. The size of the increase to Mr. Cecere's award further reflects that 2018 was his first full year as CEO.

NEO	Value of equity awards granted in 2017	Value of equity awards granted in 2018
Andrew Cecere	$6,000,000	$7,260,000

Terrance R. Dolan	$3,100,000	$3,250,000

Jeffry H. von Gillern	$2,300,000	$2,300,000

Shailesh M. Kotwal	$1,600,000	$2,000,000

Gunjan Kedia	$1,600,000	$2,000,000

P.W. (Bill) Parker	$2,500,000	$2,500,000

Selecting the performance metrics for the PRSU awards

The number of PRSUs earned is determined according to a formula that uses a comparison of our actual ROE to target results, as well as our ROE performance relative to that of our peer financial institutions. ROE is used as the performance metric because:

  ▶
  it directly reflects the return generated by the company on our shareholders' investment;

  ▶
  it encompasses profitability, efficiency, balance sheet management and financial leverage, and is among the most widely used indicators of financial performance in our industry;

  ▶
  achieving a high ROE requires prudent management of the tradeoffs between risk and return, requiring an appropriate balance between achieving the highest return on invested capital and managing risk within the company's established risk tolerance levels; and

  ▶
  using ROE as a performance metric aligns the interests of the executives with those of long-term shareholders, because sustaining a high ROE is a primary driver of strong earnings growth and long-term valuation.

The Committee uses a performance matrix reflecting both the absolute and relative ROE scales to determine the final PRSU award amounts earned during the performance period. Target levels of both absolute and relative ROE are established, with maximum and minimum levels also identified. Earn-out amounts are determined using interpolation.

The Committee believes that the PRSU earn-out structure provides an important balance between rewarding the achievement of absolute performance goals and strong relative performance. Executives are not rewarded for poor performance simply because members of our financial peer group have even worse performance, nor are they rewarded for exceeding expectations if performance relative to peers is substandard. In addition, by using a sliding scale for each ROE performance metric, the matrix takes into account the amount of variance from the ROE target and peer group ROE results, rewarding performance while mitigating the incentive for excessive risk taking that may result from an "all-or-nothing" award.

Setting the levels of absolute and relative ROE for the PRSU performance matrix

The target and maximum ROE levels selected by the Committee for the three-year performance period contained in the PRSU awards granted in February 2018 were based on the ROE range included in the company's profitability goals announced at its most recent Investor Day conference, held in September 2016. While the Investor Day presentation provided an ROE range of 13.5% to 16.5%, the Committee adjusted the goals contained in the PRSUs granted in 2018 upward to reflect the impact tax reform is expected to have on the company's ROE results over the awards' three-year performance period. As reflected below, the target award level was set at 14.5%, with a maximum result of 17.5%.

The Committee also established a sliding scale of ROE achieved relative to the ROE of our financial peer group, which consists of the following institutions: Bank of America, BB&T, Fifth Third, J.P. Morgan, KeyCorp, PNC, Regions, SunTrust, and Wells Fargo. This group is used by the company for financial comparison purposes because these companies, along with U.S. Bancorp, are the ten largest financial services companies based in the United States that provide broadly comparable retail and commercial banking services. Performance above the median of peers will result

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in increases in the award payout, while performance below the median of peers will result in decreases in the award payout.

Our ROE result for 2018 was 15.4%, which placed us in the top quartile of our financial peer group for the year. Our absolute and relative ROE performance could change during the remaining two years of the performance period.

Decision making and policies

Who is involved in making compensation decisions

Executive compensation policy, practices and amounts are determined by the Committee, which is composed entirely of independent directors. The Committee has responsibility for setting each component of compensation for our CEO with the assistance and guidance of its independent compensation consultant. The Committee has retained Meridian Compensation Partners, LLC ("Meridian"), as its independent compensation consultant. At the direction of the Committee, Meridian also works with members of management to facilitate the Committee's review of compensation practices and management's recommendations.

Our CEO and senior members of our human resources group, also with the assistance of the compensation consultant, develop initial recommendations for all components of compensation for the executive officers other than the CEO and present their recommendations to the Committee for review and approval. The Committee also annually reviews the total amount and types of compensation paid to non-employee members of the Board of Directors and recommends any changes to the independent directors for approval.

The Committee retains an independent compensation consultant to:

  ▶
  provide advice regarding compensation program design, competitive practices, market trends and peer group composition;

  ▶
  provide perspectives and assist the Committee in setting the pay of our CEO;

  ▶
  provide the same advisory services to the Committee, our CEO, and senior members of our human resources group regarding the compensation of the other executive officers; and

  ▶
  advise the Committee on non-employee director compensation.

Meridian does not provide any other services to our company. Following a review of the relationship between the company and its independent compensation consultant in 2018, the Committee concluded that Meridian's work for the Committee does not raise any conflicts of interest.

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How compensation is determined

The executive compensation outcomes described in the preceding pages are the culmination of a year's worth of analysis and decision making by the Committee, as follows:

January–February
▶ Review the company's recent performance in several key financial metrics and compare it to the performance of its peer institutions in the financial services industry
▶ Determine the payouts to be made under the annual cash incentive plan based on the previous year's corporate, business line and individual performance and sensitivity to risk
▶ Calculate the percentage of target PRSU awards earned for the last completed performance period, as applicable
▶ Set the coming year's base salaries and target award percentages for the annual cash incentive plan
▶ Establish the structure and performance targets for the upcoming annual cash incentive plan
▶ Set the structure and amount of long-term incentive awards
▶ Establish performance targets for the upcoming PRSU awards and grant equity awards
▶ Consider risks arising from the company's incentive compensation plans (see below for more information about the risk consideration process)
April
▶ Review total compensation tally sheets for each executive officer, including compensation outcomes under various termination scenarios
▶ Review Say on Pay voting recommendations from proxy advisors and consider the results of the shareholder vote
July–October
▶ Review comparative compensation information from peer institutions (see below for more information about our compensation peer group), as well as a larger group of diversified financial companies
▶ Compensation consultant reports on compensation practices and trends in the financial services industry
▶ Review market information and recommend non-employee director compensation for approval by the independent directors
December
▶ Management reports on feedback from fall shareholder engagement conversations
▶ Establish design of executive compensation program for upcoming year and make preliminary decisions about target levels of compensation
▶ Review executive officers' performance evaluations
Ongoing
▶ Review the company's year-to-date financial performance relative to the targets included in its incentive compensation plans
▶ Evaluate the structure of the executive compensation program and assess its effectiveness in creating long-term shareholder value

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Compensation peer group

The Committee uses the following group of financial services companies to perform market checks on the compensation of our executive officers (listed in descending order of assets held at December 31, 2018):

Company name	Assets[1] ($ in millions)	Market capitalization[1] ($ in millions)	Revenue[2] ($ in millions)

JPMorgan Chase & Co.	$2,622,532	$324,580	$104,158

Bank of America Corporation	$2,354,507	$241,822	$87,965

Citigroup Inc.	$1,917,288	$127,138	$65,500

Wells Fargo & Company	$1,895,883	$216,910	$84,664

The PNC Financial Services Group, Inc.	$382,315	$53,945	$16,724

Capital One Financial Corporation	$372,538	$35,804	$22,220

BB&T Corporation	$225,697	$33,383	$10,992

SunTrust Banks, Inc.	$215,543	$22,662	$9,005

Fifth Third Bancorp	$146,069	$15,427	$6,693

U.S. Bancorp	$467,374	$73,855	$21,142

U.S. Bancorp percentile ranking	51%	53%	48%

1.
Source: S&P Capital IQ based on company filings and market data; at December 31, 2018

2.
Source: S&P Capital IQ based on company filings and market data; for the year ended December 31, 2018

The Committee believes that these peers represent the company's most meaningful competitors in the marketplace for executive talent. As shown above, U.S. Bancorp is positioned near the median of its compensation peer group with respect to significant financial metrics.

The Committee also reviews and uses compensation data from a large group of diversified financial services companies as an additional point of comparison. As a result of this ongoing analysis and resulting compensation adjustments, our executive compensation positioning is generally within market range, recognizing that several positions are unique to our company and do not have clear market comparisons.

Stock ownership and retention requirements

The Committee believes that ownership of our common stock by our executive officers directly aligns their interests with those of our other shareholders and helps balance the incentives for risk taking inherent in equity-based awards. We require our executives to hold significant amounts of company stock. We also require that they retain until retirement a substantial portion of their vested stock awards (net of shares withheld to satisfy tax obligations), even after minimum ownership levels have been met. The current ownership and retention requirements are as follows:

Vested PRSUs, exercised (and held) stock options, and all RSUs are included in determining whether an executive officer satisfies his or her applicable minimum ownership level. As of December 31, 2018, all our executive officers were in compliance with the stock ownership and retention requirements.

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Clawback and forfeiture provisions

  ▶
  Clawback of paid cash awards: Under its clawback policy, the Committee will evaluate the facts and circumstances surrounding any restatement of earnings, and in its sole discretion, may adjust and recoup cash incentive amounts paid to our CEO, any executive officers or any other employees as it deems appropriate, if attributable to materially misleading reported earnings that require restatement.

  ▶
  Forfeiture of unpaid cash awards: Payouts of annual cash incentive awards can be reduced to $0, regardless of company performance relative to plan metrics, if the executive officer has demonstrated negative personal performance that was significantly insensitive to risk during the performance period.

  ▶
  Cancellation of unvested equity awards: The equity award agreements for executive officers provide that outstanding awards can be canceled if the executive's conduct has subjected the company to significant financial, reputational or other risk through violations of company policies, laws or regulations; negligent or willful misconduct; or activity resulting in a significant or material control deficiency.

Termination of employment provisions

  ▶
  No cash severance: The executive officers are not entitled to receive any cash payments upon termination of employment, with or without a change in control, except as provided by broad-based plans generally available to our employees or, with respect to Mr. Cecere, in the case of disability.

  ▶
  No single-trigger acceleration: The equity award agreements for executive officers provide that a change in control of our company would not trigger accelerated vesting of an executive officer's outstanding equity awards unless his or her employment was involuntarily terminated within 12 months after the change in control other than for cause.

  ▶
  No employment agreements: All our executive officers are "at will" employees.

Risk considerations

Overview: Prudent risk taking is an integral part of any business strategy, and our compensation program is not intended to encourage management decisions that completely eliminate risk. Rather, the combination of various elements in our program is designed to encourage appropriate sensitivity to risk and mitigate the potential to reward risk taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and negatively affect shareholder value. Our compensation practices are also designed to reward performance while maintaining our core commitment to customer service and ethical principles. Together with the company's processes for strategic planning, its internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to discourage management actions that demonstrate insensitivity to risk.

Role of the Incentive Review Committee: As a large financial services company, we were subject to a continuing horizontal industry review of incentive compensation policies and practices undertaken by the Federal Reserve Board. We routinely undertake a thorough risk analysis of every incentive compensation plan of the company, the individuals covered by each plan and the risks inherent in each plan's design and implementation. We also conduct validation and back-testing activities to ensure that compensation plans are correctly risk rated, the plans are designed to adequately mitigate risk inherent therein, and the plans are administered effectively. The Incentive Review Committee was created to oversee that review and to provide more comprehensive oversight of the relationship between the various kinds of risk we manage and our company's incentive compensation plans and programs. The Incentive Review Committee meets throughout the year and reviews and approves all company incentive plans.

The Incentive Review Committee reviews incentive plan elements such as risk controls, plan participants, performance measures, performance and payout curves or formulas, how target level performance is determined (including whether any thresholds and caps exist), how frequently payouts occur, and the mix of fixed and variable compensation that the plan delivers. The plans and programs are also reviewed from the standpoint of reasonableness (for example, how target pay levels compare to similar plans for similar employee groups at other companies, and how payout amounts relate to the results that generate the payments), how well the plans and programs are aligned with U.S. Bancorp's goals and objectives and with the company's risk appetite, and from an overall standpoint, whether these plans and programs represent an appropriate mix of short-term and long-term compensation.

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As part of this review by the Incentive Review Committee, our management team, including senior risk officers and individuals from the compensation department, have identified the risks inherent in these programs and have modified plans and controls where appropriate to mitigate certain potential risks. For example, most business line incentive compensation plans with a credit component track early defaults, or defaults that occur within the first 12 months, and must include a provision that allows the company to offset future payments by the amount of the previously paid incentives related to the early default.

In addition, a "risk scorecard" assessment measuring adequacy of risk management is undertaken for senior management-level employees who have the individual ability to pose material risk to the company, including the executive officers; all employees who have credit responsibility and who participate in annual corporate cash incentive plans; and all employees who, as part of a group, can engage in risk-taking behavior that could be material to the company and who participate in annual corporate cash incentive plans. This analysis serves as the basis for annual cash incentive plan adjustments for these employees. Annually, the Incentive Review Committee also addresses risk events that pose a material adverse impact to the company or business line to determine whether an event should trigger cancellation of equity awards. The Incentive Review Committee has reviewed its process with the Compensation and Human Resources Committee and discussed the areas where compensation-related risks were being addressed by plan modifications, or were mitigated by internal controls or otherwise.

Role of the Compensation and Human Resources Committee: The Compensation and Human Resources Committee also conducts an annual review of the compensation packages and components for the executive officers. The Committee assesses the incentives for risk taking contained in the compensation program and balances them with the other goals of the compensation program. The Committee meets at that time with members of senior management for a discussion of the material risks our company faces, to assess those risks and the overall risk tolerance of the company approved by the Board of Directors in relation to the levels of risk inherent in the compensation plans and programs and the performance targets set each year.

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In evaluating the incentives for risk taking in compensation plans and policies for executive officers, the Committee considered the following risk-mitigating aspects of those plans and policies:

Overall compensation program risk mitigation factors

▶

Long-term incentive focus: The majority of the total compensation received by executive officers is in the form of equity awards with multi-year vesting schedules, which helps to ensure that executives have significant value tied to long-term stock price performance and mitigates incentives to manage the company with an excessive focus on short-term gain.

Annual cash incentive risk mitigation factors

▶

Broad corporate focus: The award payouts for all participants in the annual cash incentive plan, including our executive officers, are dependent to a large degree on our corporate EPS performance. This structure provides a common, consistent focus on the achievement of annual goals important to our overall success, while mitigating the incentives to take excessive risks to achieve goals that are more closely linked to individual performance.

▶

Specific risk sensitivity analysis: A "risk scorecard" assessment is performed for senior management-level employees who have the individual ability to pose material risk to the company, including executive officers, and is reviewed by our Incentive Review Committee. The results of this analysis may result in adjustments to award payouts under the annual cash incentive plan.

▶ Clawback policy: The company's incentive compensation clawback policy discourages risk taking that would lead to improper financial reporting.
Long-term incentive risk mitigation factors
▶ Equity cancellation provisions: Executive officers' unvested equity awards can be cancelled if their conduct has subjected the company to significant financial, reputational or other risk.

▶

Choice of performance metric: The PRSUs use ROE as the measure of corporate performance for determining the final number of units earned under the award. Achieving a high ROE requires an appropriate balance between achieving the highest return on invested capital and managing risk within the company's established risk tolerance levels.

▶

Maximum PRSU payout limited: The number of units that may be earned under the performance formula is capped at 150%, which limits the potential incentive to take excessive risk to receive a greater number of shares.

▶

Sliding scale earn-out calculation: The PRSU performance matrix takes into account the amount of variance from the ROE target and peer group ROE results, mitigating the incentive for excessive risk taking that may result from an "all-or-nothing" award.

▶

Meaningful stock ownership and retention requirements: Executives are required to hold significant amounts of company stock, a portion of which must be held until retirement, which fosters the alignment of executives' interests with those of our long-term shareholders.

▶ Policy prohibiting hedging of shares: Our insider trading policy prohibits our executives from taking actions designed to hedge or offset any decrease in the market value of our common stock.

Based on a consideration of the foregoing reviews and factors, the Committee has determined that risks arising from the company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

Tax considerations

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. For tax years beginning before January 1, 2018, qualifying "performance-based" compensation was exempt from Section 162(m)'s deduction limit. The Tax Cuts and Jobs Act of 2017, which became law in December 2017, eliminated the performance-based exemption, except for remuneration provided pursuant to a written binding contract that was in effect on November 2, 2017, and not modified in any material respect on or after such date. The parameters of these grandfathering provisions were not known until mid-2018 when the IRS released further guidance.

As a result, the Committee continued to structure 2018 annual cash incentive awards granted to our NEOs under the EIP, and 2018 equity PRSUs granted to our NEOs under the U.S. Bancorp 2015 Stock Incentive Plan, to satisfy Section 162(m)'s performance-based exemption. IRS guidance issued in 2018 clarified that the grandfathering provisions

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Compensation discussion and analysis

will not apply to these awards. Therefore, the Committee adopted a new annual executive incentive plan for 2019 that does not prescribe a payout formula as set forth in the EIP but maintains a performance-based structure. Annual cash incentive awards granted to the executive officers in early 2019 under the new plan include maximum payout amounts equal to 200% of target value. The Committee continues to grant equity awards under the U.S. Bancorp 2015 Stock Incentive Plan and did not change the structure of the PRSUs granted in 2019 even though the performance-based exemption is no longer available.

The elimination of the performance-based exemption from Section 162(m)'s deduction limit has not altered the Committee's commitment to a pay-for-performance executive compensation program. The Committee believes that the Section 162(m) related tax deduction is only one of several relevant considerations in setting compensation. The Committee also believes that the Section 162(m) tax deduction limitation should not be permitted to compromise its ability to design and maintain executive compensation arrangements that, among other things, are intended to attract, retain and motivate talented, high-performing leaders. The Committee expects that it will continue to approve compensation in excess of $1,000,000 to named executive officers that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the company and its shareholders.

Compensation committee report

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our 2018 Annual Report on Form 10-K.

Compensation and Human Resources Committee of the Board of Directors of U.S. Bancorp

Scott W. Wine, Chair	David B. O'Maley
Arthur D. Collins, Jr.	O'dell M. Owens, M.D., M.P.H.
Olivia F. Kirtley

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Executive compensation

Summary compensation table

The following table shows the cash and non-cash compensation awarded to or earned by our NEOs in 2018.

Name and principal position	Year	Salary ($)	Stock awards ($)[1]	Option awards ($)[2]	Non-equity incentive plan compensation ($)[3]	Change in pension value and non-qualified deferred compensation earnings ($)[4]	All other compensation ($)[5]	Total ($)
Andrew Cecere	2018	1,100,000	7,260,000	—	2,663,760	2,369,125	44,243	13,437,128
Chairman, President and	2017	941,538	4,500,000	1,500,000	1,659,867	3,381,404	31,947	12,014,756
Chief Executive Officer	2016	800,000	4,331,250	1,443,750	1,160,400	884,538	31,478	8,651,416

Terrance R. Dolan	2018	675,000	3,250,000	—	953,505	234,766	23,451	5,136,722
Vice Chairman and	2017	650,000	2,325,000	775,000	768,040	579,394	16,188	5,113,622
Chief Financial Officer	2016	545,833	1,230,000	410,000	695,031	357,515	15,672	3,254,051

Jeffry H. von Gillern	2018	600,000	2,300,000	—	838,320	15,670	25,226	3,779,216
Vice Chairman, Technology	2017	575,000	1,725,000	575,000	655,270	186,832	31,935	3,749,037
and Operations Services	2016	575,000	1,320,000	440,000	692,156	133,795	18,595	3,179,546

Shailesh M. Kotwal[6]	2018	550,000	2,000,000	—	791,560	50,547	79,244	3,471,351
Vice Chairman, Payment Services

Gunjan Kedia[6]	2018	550,000	2,000,000	—	739,970	63,461	94,821	3,448,252
Vice Chairman, Wealth	2017	525,000	1,200,000	400,000	611,520	—	69,327	2,805,847
Management and Investment Services

P.W. (Bill) Parker	2018	552,763	2,500,000	—	808,646	197,513	30,717	4,089,639
Former Vice Chairman and	2017	625,000	1,875,000	625,000	782,250	325,854	23,971	4,257,075
Chief Risk Officer	2016	625,000	1,815,000	605,000	755,469	163,105	24,868	3,988,442

1.
Stock awards

  The amounts in this column are calculated based on the number of time-based restricted stock units, or RSUs, and performance-based restricted stock units, or PRSUs, awarded and the fair market value of U.S. Bancorp common stock on the date the award was made in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718.

  The 2018 values in this table reflect the fair market value of each officer's RSUs plus the target payout for the PRSUs on the grant date. The number of PRSUs subject to each of these awards will be determined after a three-year performance period beginning on January 1, 2018 and ending Decebmber 31, 2020. Depending on our company performance during this time, 0% to 150% of the target number of PRSUs granted to the executive officers can be earned. The fair market value of RSUs plus the maximum potential payout amouts for the PRSUs on the grant date were as follows: (i) Mr. Cecere, $9,438,000; (ii) Mr. Dolan, $4,225,000; (iii) Mr. von Gillern, $2,990,000; (iv) Mr. Kotwal, $2,600,000; (v) Ms. Kedia, $2,600,000; and (vi) Mr. Parker, $3,250,000.

2.
Option awards

  The amounts in this column are based on the fair value of the stock option awards as estimated using the Black-Scholes option-pricing model in accordance with FASB ASC Topic 718. No stock options were granted in 2018.

3.
Non-equity incentive plan compensation

  The 2018 amounts in this column relate to awards granted under our EIP in January 2018, determined in January 2019 based on 2018 performance, and paid out in February 2019. The EIP and these awards are discussed above in the "Compensation Discussion and Analysis" section of this proxy statement.

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Executive compensation
4.
Change in pension value and non-qualified deferred compensation earnings

  The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the U.S. Bank Pension Plan and the U.S. Bancorp Non-Qualified Retirement Plan. A number of factors can cause the amounts reflected in this column to vary significantly, including volatility in the discount rate applied to determine the value of future payment streams and changes to mortality assumptions.

  The change in present value amounts reported for 2018 are smaller than those reported for 2017 for the respective NEOs. The decrease in these "change" values is partially due to the higher discount rates used for year-end 2018, which are approximately 60 to 65 basis points higher than for year-end 2017. Increases in age and service, as well as updated lump-sum mortality factors, also impacted the amounts.

  The net present values of the pension benefits as of December 31, 2018, used to calculate the net change in pension benefits were determined using the same assumptions used to determine our pension obligations and expense for financial statement purposes. See Note 16 to our consolidated financial statements included in our 2018 Annual Report on Form 10-K for these specific assumptions. Additional information about our Pension Plan and Non-Qualified Retirement Plan is included below under the heading "Pension Benefits." We have not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.

5.
All other compensation

  The following table describes each component of the All Other Compensation column for 2018:

Name	Parking reimbursement ($)	Matching contribution into 401(k) savings plan ($)	Reimbursement of financial planning expenses ($)	Executive physical ($)	Home security system expenses ($)	Commuting expenses ($)[a]	Housing expenses ($)[a]	Club dues	Other ($)[b]	Total ($)
Mr. Cecere	4,850	11,000	14,025	—	7,623	—	—	6,281	464	44,243

Mr. Dolan	4,850	11,000	—	—	623	—	—	6,978	—	23,451

Mr. von Gillern	4,850	11,000	—	3,263	850	—	—	5,263	—	25,226

Mr. Kotwal	—	11,000	—	—	—	38,304	29,940	—	—	79,244

Ms. Kedia	—	11,000	14,520	—	—	36,109	33,192	—	—	94,821

Mr. Parker	3,600	11,000	2,145	8,353	—	—	—	—	5,619	30,717

  a.
  The amounts for Mr. Kotwal and Ms. Kedia represent expenses for corporate housing in Minneapolis and expenses for air travel to and from their respective homes to their offices in Minneapolis.
  b.
  The amount for Mr. Cecere represents meal costs incurred by his spouse at employee recognition events she attended as his guest. The amount for Mr. Parker represents two non-cash awards.

  Our company occasionally allows its executives the personal use of tickets for sporting and cultural events previously acquired by our company for the purpose of business entertainment. In addition, an executive's spouse might accompany him or her on a business-related flight aboard a company-owned aircraft if a seat on that aircraft would otherwise be empty. There is no incremental cost to our company for the use of such tickets or for such flights.

6.
Mr. Kotwal was not an NEO in 2016 or 2017, and Ms. Kedia was not an NEO in 2016. The table above reflects only their compensation for years they were NEOs.

Grants of plan-based awards

The following table summarizes the equity and non-equity plan-based awards granted in 2018 to the NEOs. The first line of information for each executive contains information about the 2018 annual cash incentive awards that each executive was granted under our EIP, and the remaining information relates to PRSUs and RSUs granted in 2018 under the U.S. Bancorp 2015 Stock Incentive Plan.

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Grants of plan-based awards for fiscal 2018

		Date of compensation committee meeting at	Estimated future payouts under non-equity incentive plan awards[1]		Estimated future payouts under equity incentive plan awards				All other stock awards: number of shares of stock or		Grant date fair value of stock

Name	Grant date	which grant was approved	Target ($)[2]	Maximum ($)[3]	Threshold (#)	Target (#)	Maximum (#)		units (#)		awards ($)[6]
Andrew Cecere	—	—	2,640,000	14,192,000	—	—	—		—		—
	2/14/18	1/16/18	—	—	0	78,756	118,134	(4)	—		4,355,994
	2/14/18	1/16/18	—	—	—	—	—		52,504	(5)	2,903,996

Terrance R. Dolan	—	—	945,000	14,192,000	—	—	—		—		—
	2/14/18	1/16/18	—	—	0	35,256	52,884	(4)	—		1,950,009
	2/14/18	1/16/18	—	—	—	—	—		23,504	(5)	1,300,006

Jeffry H. von Gillern	—	—	840,000	14,192,000	—	—	—		—		—
	2/14/18	1/16/18	—	—	0	24,950	37,425	(4)	—		1,379,985
	2/14/18	1/16/18	—	—	—	—			16,634	(5)	920,027

Shailesh M. Kowtal	—	—	770,000	14,192,000	—	—	—		—		—
	2/14/18	1/16/18	—	—	0	21,696	32,544	(4)	—		1,200,006
	2/14/18	1/16/18	—	—	—	—	—		14,464	(5)	800,004

Gunjan Kedia	—	—	770,000	14,192,000	—	—	—		—		—
	2/14/18	1/16/18	—	—	0	21,696	32,544	(4)	—		1,200,006
	2/14/18	1/16/18	—	—	—		—		14,464	(5)	800,004

P.W. (Bill) Parker	—	—	729,167	14,192,000	—	—	—		—		—
	2/14/18	1/16/18	—	—	0	27,120	40,680	(4)	—		1,500,007
	2/14/18	1/16/18	—	—	—	—	—		18,080	(5)	1,000,005

1.
Estimated future payouts under non-equity incentive plan awards

  These columns show the potential payments for each of the NEOs under our EIP for 2018 performance. Actual annual cash incentive payout amounts are determined in accordance with a formula based on corporate EPS performance and business line pretax income performance, in each case ranging from 0% to 200% of target levels, subject to adjustment for individual performance and risk sensitivity. Additional information regarding how the payout amounts for these awards are determined is included above in "Compensation Discussion and Analysis — Annual Cash Incentive Awards," and the actual amounts paid based on 2018 performance are reported above in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

2.
Target estimated future payouts under non-equity incentive plan awards

  As described above in "Compensation Discussion and Analysis — Annual Cash Incentive Awards," the Compensation and Human Resources Committee establishes a target cash incentive amount for each NEO each year, expressed as a percentage of the executive's base salary.

  The Target Award Amount shown for Mr. Parker in this column is a prorated amount reflecting the base salary and Target Award Percentage applicable to him for the portion of 2018 he was an employee of the company.

3.
Maximum estimated future payouts under non-equity incentive plan awards

  Our EIP provided the opportunity for each participant in the plan to earn a maximum cash incentive amount equal to 0.2% of our net income for the performance year. Our net income for the 2018 fiscal year was $7.096 billion, and 0.2% of net income was $14.192 million. As described above in "Compensation Discussion and Analysis — Tax Considerations" the maximum amounts calculated in accordance with the EIP are not indicative of amounts the Compensation and Human Resources Committee expected to pay out.

4.
Estimated future payouts under equity incentive plan awards — PRSUs

  The threshold, target and maxiumum columns each show the potential number of PRSUs that could be earned by each of these NEOs during the three-year performance period of January 1, 2018, to December 31, 2020. The number of PRSUs earned will be between 0 and 150% of target based on the company's absolute and relative ROE performance during that period, as set in the applicable award agreements. Additional information regarding how the PRSU awards are earned is included above in "Compensation Discussion and Analysis — Long-Term Incentive Awards."

  Any PRSUs earned during the performance period will vest on February 14, 2021, the third anniversary of the grant date. Cash dividends on unvested PRSUs are accrued during the performance period, but accrued dividends are only paid after the end of the performance period on shares earned, if any, by the executives.

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Executive compensation
5.
Other stock awards — RSUs

  These RSUs vest at the rate of 33% on the first and second anniversaries of the grant date and 34% on the third anniversary of the grant date, with vesting dates of February 14, 2019, 2020, and 2021. The RSUs pay an amount equal to the dividends paid on our shares of common stock.

6.
Grant date fair value of stock awards

  The grant date fair value of the PRSUs and the RSUs was calculated using the target number of units multiplied by the closing market price of a share of our common stock on the grant date.

Outstanding equity awards

The following table shows the unexercised stock options and the unvested RSUs and PRSUs held at the end of fiscal year 2018 by the NEOs.

Outstanding equity awards at 2018 fiscal year-end

	Option awards					Stock awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of stock units that have not vested (#)		Market value of stock units that have not vested ($)[1]	Equity incentive plan awards: number of unearned stock units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned stock units that have not vested ($)[1]
Andrew Cecere	25,562	76,689	(2)	55.01	2/16/2027	—		—	—		—
	70,222	70,223	(3)	39.49	2/18/2026	—		—	—		—
	76,533	25,511	(4)	44.32	2/19/2025	—		—	—		—
	93,366	—		40.32	2/20/2024	—		—	—		—
	84,948	—		33.99	2/14/2023	—		—	—		—
	184,187	—		28.63	2/15/2022	—		—	—		—
	165,564	—		28.70	2/16/2021	—		—	—		—
	—	—		—	—	52,504	(5)	2,399,433	—		—
	—	—		—	—	—		—	118,134	(6)	5,398,724
	—	—		—	—	69,574	(7)	3,179,532	—		—
	—	—		—	—	58,186	(8)	2,659,100	—		—
	—	—		—	—	22,062	(9)	1,008,233	—		—

Terrance R. Dolan	13,207	39,622	(2)	55.01	2/16/2027	—		—	—		—
	1,165	1,166	(3)	41.88	7/18/2026	—		—	—		—
	18,727	18,728	(3)	39.49	2/18/2026	—		—	—		—
	19,898	6,633	(4)	44.32	2/19/2025	—		—	—		—
	26,583	—		40.32	2/20/2024	—		—	—		—
	24,918	—		33.99	2/14/2023	—		—	—		—
	—	—		—	—	23,504	(5)	1,074,133	—		—
	—	—		—	—	—		—	52,884	(6)	2,416,799
	—	—		—	—	35,947	(7)	1,642,778	—		—
	—	—		—	—	950	(8)	43,415	—		—
	—	—		—	—	15,517	(8)	709,127	—		—
	—	—		—	—	5,736	(9)	262,135	—		—

Jeffry H. von Gillern	9,799	29,400	(2)	55.01	2/16/2027	—		—	—		—
	21,401	21,401	(3)	39.49	2/18/2026	—		—	—		—
	22,960	7,654	(4)	44.32	2/19/2025	—		—	—		—
	29,000	—		40.32	2/20/2024	—		—	—		—
	27,183	—		33.99	2/14/2023	—		—	—		—
	—	—		—	—	16,634	(5)	760,174	—		—
	—	—		—	—	—		—	37,425	(6)	1,710,323
	—	—		—	—	26,669	(7)	1,218,773	—		—
	—	—		—	—	17,733	(8)	810,398	—		—
	—	—		—	—	6,618	(9)	302,443	—		—

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Executive compensation

	Option awards					Stock awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of stock units that have not vested (#)		Market value of stock units that have not vested ($)[1]	Equity incentive plan awards: number of unearned stock units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned stock units that have not vested ($)[1]
Shailesh Kotwal	6,816	20,451	(2)	55.01	2/16/2027	—		—	—		—
	18,727	18,728	(3)	39.49	2/18/2026	—		—	—		—
	22,670	7,557	(10)	42.94	4/16/2025	—		—	—		—
	—	—		—	—	14,464	(5)	661,005	—		—
	—	—		—	—	—		—	32,544	(6)	1,487,261
	—	—		—	—	18,554	(7)	847,918	—		—
	—	—		—	—	15,517	(8)	709,127	—		—
	—	—		—	—	6,375	(9)	291,338	—		—

Gunjan Kedia	6,816	20,451	(2)	55.01	2/16/2027	—		—	—		—
	—	—		—	—	14,464	(5)	661,005	—		—
	—	—		—	—	—		—	32,544	(6)	1,487,261
	—	—		—	—	18,554	(7)	847,918	—		—
	—	—		—	—	13,571	(11)	620,195	—		—

P.W. (Bill) Parker	10,651	31,956	(2)	55.01	2/16/2027	—		—	—		—
	—	29,426	(3)	39.49	2/18/2026	—		—	—		—
	—	10,205	(4)	44.32	2/19/2025	—		—	—		—
	—	—		—	—	18,080	(5)	826,256	—		—
	—	—		—	—	—		—	40,680	(6)	1,859,076
	—	—		—	—	28,989	(7)	1,324,797	—		—
	—	—		—	—	24,384	(8)	1,114,349	—		—
	—	—		—	—	8,824	(9)	403,257	—		—

1.
The amounts in this column are calculated using a per share value of $45.70, the closing market price of a share of our common stock on December 31, 2018.

2.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on February 16, 2018, with remaining vesting to occur on February 16, 2019, 2020 and 2021.

3.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of February 18, 2017 and 2018, with remaining vesting to occur on February 18, 2019 and 2020.

4.
These non-qualified stock options vest at the rate of 25% per year; 25% vested on each of February 19, 2016, 2017 and 2018, with remaining vesting to occur on February 19, 2019.

5.
These RSUs vest at the rate of 33% on the first and second anniversaries of the grant date and 34% on the third anniversary of the grant date, with vesting dates of Febrauary 14, 2019, 2020, and 2021.

6.
The number of PRSUs listed is the maximum number that could be earned during the three-year performance period of January 1, 2018, to December 31, 2020. The number of PRSUs earned will be between 0 and 150% of target based on the company's absolute and relative ROE performance during that period, as set in the applicable award agreements. Our ROE result for 2018 was above the target level for the three-year period, and our relative ROE performance was also above target, but our absolute and relative ROE performance could change during the remaining two years of the performance period. Any earned PRSUs will vest on February 14, 2021, the third anniversary of the grant date.

7.
These PRSUs, the number of which was determined based on our actual 2017 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on February 16, 2018, with remaining vesting to occur on February 16, 2019, 2020, and 2021.

8.
These PRSUs, the number of which was determined based on our actual 2016 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of February 18, 2017 and 2018, with remaining vesting to occur on February 18, 2019 and 2020.

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9.
These PRSUs, the number of which was determined based on our actual 2015 performance compared to the targets set in the applicable award agreements, vest at the rate of 25% per year; 25% vested on each of February 19, 2016, 2017 and 2018, with remaining vesting to occur on February 19, 2019.

10.
These non-qualified stock options, granted to Mr. Kotwal as part of his compensation package at hire, vest at the rate of 25% per year; 25% vested on each of February 19, 2016, 2017 and 2018, with remaining vesting to occur on February 19, 2019.

11.
These RSUs, granted to Ms. Kedia as part of her compensation package at hire, vest at the rate of 25% per year; 25% vested on each of December 12, 2017 and 2018, with remaining vesting to occur on December 12, 2019 and 2020.

Option exercises and stock vested

The following table summarizes information with respect to stock option awards exercised and RSUs and PRSUs vested during fiscal 2018 for each of the NEOs.

Option exercises and stock vested during fiscal 2018

	Option awards		Stock awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)[1]	Number of shares acquired on vesting (#)	Value realized on vesting ($)[2]
Andrew Cecere	183,374	5,061,122	95,056	5,274,237

Terrance R. Dolan	—	—	31,847	1,764,901

Jeffry H. von Gillern	13,508	299,445	30,806	1,708,588

Shailesh M. Kotwal	—	—	20,316	1,126,619

Gunjan Kedia	—	—	12,969	680,798

P.W. (Bill) Parker	98,485	1,441,386	39,204	2,175,207

1.
Value realized on exercise

  Value determined by subtracting the exercise price per share from the market value per share of our common stock at the time of exercise and multiplying the difference by the number of shares acquired on exercise.

2.
Value realized on vesting

  Value determined by multiplying the number of vested shares by the market value on the vesting date (determined for these purposes as the closing market price of a share of our common stock on the date prior to the vesting date, or on the most recent prior business day in the event the date prior to the vesting date is not a business day).

Pension benefits

Defined benefit pension plans

The U.S. Bank Pension Plan was created through the merger of the former U.S. Bancorp's career average pay defined benefit plan, known as the "U.S. Bancorp Cash Balance Pension Plan," and the former Firstar Corporation's non-contributory defined benefit plan, which was primarily a final average pay plan. Under the U.S. Bank Pension Plan, benefits are calculated using a final average pay formula, based upon the employee's years of service and average salary during the five consecutive years of service in which compensation was the highest during the ten years prior to retirement, with a normal retirement age of 65.

Effective January 1, 2010, our company established a new cash balance formula for certain current and all future eligible employees. Participants will receive annual pay credits based on eligible pay multiplied by a percentage determined by their age and years of service. Participants will also receive an annual interest credit. Participants in the pension plan that elected to receive pension benefits using the cash balance formula had their existing benefits in the pension plan frozen and will earn future benefits under the cash balance formula.

59	U.S. Bancorp 2019 Proxy Statement

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Substantially all employees are eligible to receive benefits under the U.S. Bank Pension Plan. Participation requires one year of service with U.S. Bancorp or its affiliates, and vesting of benefits requires five years of service for benefits under the final average pay formula and three years of service for benefits under the post-2009 cash balance formula. Mr. Dolan is the only NEO (of those eligible at the time) who elected to remain covered by the final pay formula; all other NEOs are covered by the cash balance formula.

Although no new benefits are accrued under the former U.S. Bancorp Cash Balance Pension Plan formula and Firstar Corporation's plan formula for service after 2001, benefits previously earned under those plans have been preserved and will be part of a retiree's total retirement benefit. In order to preserve the relative value of benefits that use the final average pay formula, subsequent changes in compensation (but not in service) may increase the amount of those benefits.

Federal laws limit the amount of compensation we may consider when determining benefits payable under qualified defined benefit pension plans. We also maintain a non-contributory, non-qualified retirement plan that pays the excess pension benefits that would have been payable under our current and prior qualified defined benefit pension plans if the federal limits were not in effect.

Messrs. Cecere, Dolan, Parker and von Gillern earned benefits under the former U.S. Bancorp Cash Balance Pension Plan that will be included in their ultimate retirement benefits.

Supplemental retirement benefits

All of the NEOs except for Mr. Kotwal and Ms. Kedia are eligible for a supplemental benefit that augments benefits earned under the U.S. Bank Pension Plan and the non-qualified excess benefits discussed above. The supplemental benefit ensures that eligible executives receive a total retirement benefit equal to a fixed percentage of the executive's final average cash compensation. In the case of Messrs. Dolan, Parker and von Gillern, their supplemental benefits were frozen in 2001. For purposes of this supplemental benefit, final average cash compensation includes annual base salary, annual cash bonuses and other cash compensation awards as determined by the Compensation and Human Resources Committee. Eligibility for these supplemental benefits has been determined by the Committee based on individual performance and level of responsibility.

Vesting of the supplemental benefit is generally subject to certain conditions, including that an executive officer provide a certain number of years of service determined by the Compensation and Human Resources Committee. Mr. Cecere is eligible for an amount of total retirement benefits at age 65 equal to 55% of the average cash compensation during his final three years of service, reduced by his estimated retirement benefits from Social Security. Mr. Cecere is fully vested in a portion of his supplemental benefit, with his vested portion increasing on a pro rata basis up to age 60. Mr. Dolan has a frozen monthly annuity of $522 in which he is fully vested, payable as early as his termination date. Mr. von Gillern also has a frozen monthly annuity benefit of $138 in which he is fully vested, payable as early as his termination date.

Per his election, Mr. Cecere's supplemental benefit will be paid in the form of a lump sum. For the supplemental benefits for Messrs. Dolan, Parker and von Gillern, the standard form is either a lump sum or a joint and survivor annuity, depending on the present value of the lump sum at retirement.

The present value of the supplemental benefit for Messrs. Dolan and von Gillern is currently less than $400,000, so in accordance with plan rules, their supplemental benefit will default to payment in a lump sum. Each of Messrs. Dolan and von Gillern has the option to make an election to receive his supplemental benefit as an annuity if the election is made 12 months prior to the applicable officer's termination date, the officer is over age 55, and the present value exceeds $50,000. The amount of the lump sum distribution equals the actuarial equivalent of the annuity form of payment and is calculated using substantially similar actuarial assumptions as for our pension plan obligations discussed in Note 16 to our consolidated financial statements included in our 2018 Annual Report on Form 10-K. The means of calculating the various annuity benefits are described in the pension plan.

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Executive compensation

Pension benefits for fiscal 2018

The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the NEOs.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefits ($)[1,2]		Payments during last fiscal year ($)
Andrew Cecere	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	33	7,822,674		—
	Excess benefit	33	4,159,026		—
	U.S. Bank Pension Plan	33	636,196		—

	Total		12,617,896	(3)	—

Terrance R. Dolan	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	3	62,111		—
	Excess benefit	20	2,540,579		—
	U.S. Bank Pension Plan	20	625,578		—

	Total		3,228,268	(4)	—

Jeffry H. von Gillern	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	1	13,400		—
	Excess benefit	18	755,137		—
	U.S. Bank Pension Plan	18	305,243		—

	Total		1,073,780	(4)	—

Shailesh M. Kotwal	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	—	—		—
	Excess benefit	4	145,851		—
	U.S. Bank Pension Plan	4	44,920		—

	Total		190,771	(4)	—

Gunjan Kedia	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental benefits	—	—		—
	Excess benefits	2	46,652		—
	U.S. Bank Pension Plan	2	16,809		—

	Total		63,461	(5)	—

P.W. (Bill) Parker	U.S. Bancorp Non-Qualified Retirement Plan:
	Supplemental Benefits	18	—		263,237
	Excess Benefit	35	2,355,837		10,552
	U.S. Bank Pension Plan	35	789,267		—

	Total		3,145,104	(4)	273,789

1.
The measurement date and material actuarial assumptions applied in quantifying the present value of the current accrued benefits are discussed in Note 16 to our consolidated financial statements included in our 2018 Annual Report on Form 10-K. These assumptions include the use of a 4.36% discount rate for the supplemental and excess plans and a 4.46% discount rate for the qualified pension plan. The mortality assumptions used are based on the RP 2014 mortality table projected generationally using a customized RPEC_2014 scale. The average pay used for the benefit calculations was historical pay through the measurement date (December 31, 2018).

  The amounts in this column were calculated based on the earliest age at which the applicable officer is entitled to receive unreduced retirement benefits and ignore any vesting requirements. The earliest age of unreduced retirement benefits is 65 for all our NEOs.

2.
In the event of the death of one of the officers in this table, a pre-established percentage of the officer's pension benefits will be paid to the officer's beneficiary. The actual percentage paid to the beneficiary is dependent on the form of payment of benefits elected by the officer. The default percentage is 50% to the officer's spouse. An additional lump sum death

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  benefit may be payable based on certain actuarial calculations. The present value of the payments to an officer's beneficiary would not exceed the total present value of accumulated benefits shown in this column.

3.
Mr. Cecere is 100% vested and eligible to begin receiving his U.S. Bank Pension Plan benefit and the pre-2005 portion of his excess and supplemental benefits upon retirement at any age. The remainder of his excess and supplemental benefits are payable upon the later of age 62 or retirement. If any of the vested benefits are paid before Mr. Cecere reaches age 65, the benefits are reduced by certain early retirement benefit formulas specified in the applicable plan for each year prior to Mr. Cecere's reaching age 65. These early retirement benefit formulas reduce the annual pension benefit amount payable to Mr. Cecere due to the longer benefit payment period related to the earlier commencement of benefits.
4.
Messrs. Dolan, von Gillern, Kotwal, and Parker are currently 100% vested in their pension benefits.
5.
Ms. Kedia is not currently vested in her pension benefits.

Nonqualified deferred compensation

Under the U.S. Bank Executive Employees Deferred Compensation Plan (2005 Statement) (the "Executive Deferred Compensation Plan"), members of our senior management, including all of our executive officers, may choose to defer all or a part of their annual base salary and annual cash incentive payments. The minimum amount that can be deferred in any calendar year is $1,000. Cash compensation that is deferred is deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.

Shown below are the rates of return for each of the investment options (also known as measurement funds) available under the Executive Deferred Compensation Plan for the period from January 1, 2018, through December 31, 2018:

Fund Name	2018 Returns
Stable Value Fund	2.13%

Bond Index Fund	–0.05%

US Large Cap Equity Index Fund	–4.47%

US Small-Mid Equity Index Fund	–9.39%

International Equity Index Fund	–14.50%

Deferred Savings U.S. Bancorp Stock Fund	–12.40%

Amounts deferred under the Executive Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of the hypothetical investment options selected by the plan participant. Plan participants are allowed to change their investment elections at any time, but the changes are only effective at the beginning of the following calendar quarter. The measurement funds are merely measuring tools to determine the amount by which account balances will be debited or credited to reflect deemed investment returns on deferred compensation.

Although the plan administrator has established procedures permitting a plan participant to reallocate deferred amounts among these investment alternatives after the initial election to defer, the election to defer is irrevocable, and the deferred compensation will not be paid to the plan participant until his or her retirement or earlier termination of employment. At that time, the participant will receive, depending upon the payment choice and investment alternatives selected by him or her, payment of the amounts credited to his or her account under the plan in a lump-sum cash payment or in annual installments over 5, 10, 15 or 20 years. Payments are made ratably in cash from each of the investment alternatives in which the participant has a balance, except the U.S. Bancorp stock fund, which is generally paid in shares. If a participant dies before the entire deferred amount has been distributed, the undistributed portion will be paid to the participant's beneficiary. The benefits under the plan otherwise are not transferable by the participant.

Prior to the establishment of the Executive Deferred Compensation Plan, members of our senior management could defer annual salary and annual cash incentive compensation into a prior U.S. Bancorp deferred compensation plan. Mr. Parker has deferred amounts under our prior plan.

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Executive compensation

The following table summarizes information with respect to the participation of the NEOs in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified deferred compensation for fiscal 2018

Name	Executive contributions in last FY ($)[1]	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)[2]	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Andrew Cecere	—	—	—	—	—

Terrance R. Dolan	—	—	—	—	—

Jeffry H. von Gillern	—	—	—	—	—

Shailesh M. Kotwal	105,325	—	(8,539)	—	96,786	(3)

Gunjan Kedia	—	—	—	—	—

P.W. (Bill) Parker	391,125	—	22,105	5,557	2,176,932	(4)

1.
The amounts reported in this column are included in the compensation reported in the Summary Compensation Table.
2.
The amounts reported in this column represent the change during the last fiscal year in the value of the underlying investment fund or U.S. Bancorp stock fund in which the NEO's deferred amounts were deemed to be invested and any increases in the deferred amounts due to dividends payable upon those funds.
3.
Mr. Kotwal deferred cash compensation in 2018 in the amount of $105,325, and this amount is included in his compensation reported in the Summary Compensation Table.
4.
Of this amount, $1,225,110 represents Mr. Parker's deferrals of cash compensation in 2014, 2015, 2016, 2017, and 2018. These amounts were included in his compensation reported in the Summary Compensation Table in our proxy statement for the applicable years.

Potential payments upon termination or change-in-control

General

Any NEO whose employment is voluntarily or involuntarily terminated is entitled to the payments or other benefits that the officer has accrued and is vested in under the benefit plans discussed above in this proxy statement, including under the heading "Pension Benefits." Except as is specifically described below with respect to disability, death or termination of employment following a change-in-control of U.S. Bancorp, no NEO is entitled to any other benefits upon any employment termination or change-in-control scenario.

Payments made upon disability

Cash payments: Under the terms of the U.S. Bancorp Non-Qualified Retirement Plan, Mr. Cecere is eligible for an annual disability benefit that is equal to 60% of his current annual cash compensation. The definition of disability is similar to that used for the broad-based disability program described below. The definition of annual cash compensation is the same definition as is used to calculate supplemental pension benefits under this plan, without using a five-year average. His agreement under the non-qualified retirement plan provides that Mr. Cecere is eligible to receive disability payments through the earlier of the cessation of his disability or reaching his normal retirement age.

Messrs. Dolan, von Gillern and Kotwal and Ms. Kedia are eligible for an annual disability benefit of $150,000 (equal to 50% of their annual cash compensation, up to $300,000 of compensation) under the terms of the U.S. Bank Long-Term Disability Insurance Plan insured by Hartford Life and Accident Insurance Company, our broad-based disability program. Optional additional disability insurance is available for purchase by those NEOs. The definition of disability is generally that a participant is unable to perform material duties of his or her own occupation for 24 months following the

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six-month elimination period, or any occupation after 24 months, and suffers a loss of at least 20% in predisability earnings. The definition of annual cash compensation is actual cash compensation for a one-year period ending September 30. The disability benefit for any of the officers would be reduced by any benefits payable under the U.S. Bank Pension Plan, Social Security or worker's compensation. The duration of disability payments under this broad-based program is dependent upon the age of the participant when the disability occurs. Because each of Messrs. Dolan, von Gillern and Kotwal and Ms. Kedia is under age 63, payments would continue through the earlier of the cessation of their disability or reaching their normal retirement age, assuming all other plan conditions are met.

Mr. Parker retired in October 2018 and is no longer eligible for disability payments.

Effect on equity awards: If the employment of any of our officers who have received equity compensation awards is terminated due to disability, the terms of our stock option, PRSU, and 2018 RSU agreements provide that the vesting and other terms of those awards will continue as if the termination of employment did not occur. With the exception of Ms. Kedia, no financial information for the event of disability is set forth below in the Potential Payments Upon Disability, Death, or Termination After a Change-in-Control table for the equity awards held by our NEOs, as there is no immediate financial impact upon the occurrence of any of these events. Ms. Kedia holds unvested RSUs she was granted when initially hired, and the agreement governing that award provides for the acceleration of any unvested RSUs in the event of long-term disability.

Payments made upon death

Cash payments: NEOs are eligible to receive life insurance benefits under the same plans available to our other employees. Their benefit is equal to their annual cash compensation up to $300,000. In addition, optional term life insurance is available for purchase. As this benefit is generally available to all salaried employees and does not discriminate in scope, terms, or operation in favor of the officers, the value has not been quantified in the Potential Payments Upon Disability, Death, or Termination After a Change-in-Control table.

Effect on equity awards: Many of our equity award agreements provide for the acceleration of any unvested award upon the death of the NEO. For PRSUs granted prior to 2018 and RSUs granted in 2018, outstanding units will vest upon death. For PRSUs granted in 2018, the vesting and other terms of the award will continue as if the death did not occur. All of our stock option agreements provide for the acceleration of vesting upon death, and the stock option agreements generally provide that the administrator of the officer's estate has a three-year period after death during which to exercise the options.

Payments upon termination after a change-in-control

Cash payments: None of our NEOs is entitled to any cash payments in connection with a change-in-control of U.S. Bancorp.

Effect on equity awards: Many of our equity award agreements provide for acceleration of the vesting of any unvested award if an NEO's employment is involuntarily terminated within 12 months after a change-in-control of U.S. Bancorp other than for cause. For PRSUs granted prior to 2018 and RSUs, outstanding units will vest upon a qualifying termination. For PRSUs granted in 2018, the vesting and other terms of the award will continue as if the termination did not occur. All of our stock option agreements provide for acceleration after a qualifying termination, and accelerated stock options may be exercised at any time during the 12 months following the NEO's termination.

Quantification of estimated payments and benefits

The following table shows potential annual cash payments to the NEOs upon disability and the potential benefits the NEOs could accrue through accelerated equity vesting upon death or involuntary termination of employment (other than for cause) following a change-in-control of U.S. Bancorp. The table also shows the potential benefit Ms. Kedia could accrue through accelerated vesting of RSUs upon disability. No information regarding pension amounts payable to the NEOs is shown in the following table; applicable pension amounts payable to these executive officers are discussed above under the heading "Pension Benefits."

The amounts shown assume that termination was effective as of December 31, 2018, and are estimates of the amounts that would be paid to the NEOs upon termination in addition to the base salary and cash incentive payments earned by them during 2018. The actual amounts to be paid can only be determined at the time of an NEO's termination.

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Executive compensation

Mr. Parker's employment with our company was terminated upon his retirement in October 2018. Accordingly, no estimated payments and benefits are reported for him.

Potential payments upon disability, death, or termination after a change-in-control

Name	Type of payment	Annual disability payments ($)		Payments upon death ($)	Payments upon involuntary termination (other than for cause) after a change-In-control ($)
Andrew Cecere
	Base pay	660,000		—	—
	Bonus	1,598,256		—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—		471,290	471,290
	RSUs and PRSUs[2]	—		9,246,298	9,246,298

	Total	2,258,256		9,717,588	9,717,588

Terrance R. Dolan
	Base pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—		129,909	129,909
	RSUs and PRSUs[2]	—		3,731,588	3,731,588

	Total	150,000		3,861,497	3,861,497

Jeffry H. von Gillern
	Base pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—		143,463	143,463
	RSUs and PRSUs[2]	—		3,091,788	3,091,788

	Total	150,000		3,235,251	3,235,251

Shailesh M. Kotwal
	Base Pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—		137,158	137,158
	RSUs and PRSUs[2]	—		2,509,387	2,509,387

	Total	150,000		2,646,545	2,646,545

Gunjan Kedia
	Base pay	150,000		—	—
	Bonus	—		—	—
	Acceleration of unvested equity awards:
	Stock options[1]	—		—	—
	RSUs and PRSUs[2]	620,195	(3)	2,129,117	2,129,117

	Total	770,195		2,129,117	2,129,117

1.
Value computed for each stock option grant by multiplying (i) the difference between (a) $45.70, the closing market price of a share of our common stock on December 31, 2018, and (b) the exercise price per share for that option grant by (ii) the number of shares subject to that option that vest.

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2.
Value determined by multiplying the number of units that vest by $45.70, the closing market price of a share of our common stock on December 31, 2018.
3.
Represents the one-time value realized through accelerated vesting of RSUs granted to Ms. Kedia when she was hired. Not an annual amount.

Pay ratio

Total compensation amounts and ratio for 2018

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our employees and the annual total compensation of our CEO.

  ▶
  The median of the annual total compensation of all employees of our company other than the CEO was $58,354 in 2018.

  ▶
  The annual total compensation for our CEO was $13,437,128 in 2018, as reported in the Summary Compensation Table.

  ▶
  The resulting ratio of the annual total compensation of our median employee to the annual total compensation of our CEO for 2018 is 1:230.

The ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and is not necessarily comparable to the ratios reported by other companies.

Median employee identification and compensation calculation

As allowed by Item 402(u) of Regulation S-K, we are using the same median employee for our 2018 pay ratio disclosure as we used for our 2017 pay ratio disclosure because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. The median employee had been identified among persons employed by us on December 31, 2017, on the basis of earnings subject to Medicare tax as reported in Box 5, "Medicare wages and tips," on each employee's 2017 Form W-2.

In accordance with the "de minimis" exemption provided in Item 402(u) of Regulation S-K, we continued to exclude from consideration all of our non-U.S. employees. As of December 31, 2018, we had 2,691 non-U.S. employees, representing approximately 3.6% of our total U.S. and non-U.S. workforce of 74,067 active employees on that date. The excluded employees work in the following jurisdictions: Ireland (830), Poland (736), Mexico (368), United Kingdom (344), Canada (166), Spain (98), Germany (81), Norway (40), Belgium (27), and Cayman Islands (1).

We determined our median employee's total compensation in the same manner that we determined the total compensation of our NEOs as reported in the Summary Compensation Table.

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Director compensation

Director compensation

Determining compensation for non-employee directors

The Compensation and Human Resources Committee retained its independent compensation consultant to provide advice regarding non-employee director compensation in 2018. Before recommending a non-employee director compensation program to the independent members of the Board for approval, the Committee reviewed director compensation information for our compensation peer group companies to check the alignment of our compensation package with market practice and current trends. The detailed peer data that was reviewed included information about compensation paid per director, total board compensation cost, the absolute and relative amounts attributable to various compensation components, retainers paid to board and committee leaders, and stock ownership requirements.

During 2018 we changed our payment cycle for directors from a fiscal year to the 12-month period beginning with our annual meeting in April and continuing until the following annual meeting. We made this change to better align our compensation practices with the directors' term of service. Following the market-based analysis described above, no other change was made to the non-employee director compensation program in 2018.

Cash compensation for Board and committee service in the April 2018 – April 2019 term

Our non-employee directors received the following cash fees for serving on the Board and committees this term:

Retainer
Annual retainer for service on the Board	$90,000

Additional annual retainer for Lead Director	$50,000

Additional annual retainer for chairs of Capital Planning, Compensation and Human Resources, Governance, and Public Responsibility Committees	$20,000

Additional annual retainer for chairs of Audit and Risk Management Committees	$32,500

Additional annual retainer for other members of Audit and Risk Management Committees	$7,500

Each non-employee director who served on U.S. Bancorp's primary banking subsidiary's board of directors or on any ad hoc committee of the U.S. Bancorp Board of Directors received $1,500 per meeting for that service. Each non-employee director was also paid $1,500 for each meeting he or she attended that was not a regularly scheduled Board or committee meeting.

Equity award for Board service in the April 2018 – April 2019 term

Each non-employee director received an annual award of restricted stock units with a grant date fair value of approximately $150,000 under the U.S. Bancorp 2015 Stock Incentive Plan. This plan provides that no non-employee director may receive an equity award or awards with an aggregate grant date fair value in excess of $600,000 in any calendar year. The restricted stock units were fully vested at the time of grant, but the underlying shares will not be delivered until the director ceases to serve on the Board. Each non-employee director may elect to have all of his or her shares delivered promptly following cessation of service or to have the shares delivered through ten annual installments. Each non-employee director is entitled to receive additional fully vested restricted stock units having a fair market value equal to the amount of dividends he or she would have received had restricted stock been awarded instead of restricted stock units.

Director stock ownership requirements

The Compensation and Human Resources Committee has established stock ownership requirements for each non-employee director equal to five times the value of the annual cash retainer. New directors must satisfy this minimum ownership level within five years after joining the Board. As of December 31, 2018, all the directors had sufficient holdings to meet or exceed the stock ownership requirements, or had not yet served on our Board for five years.

Deferred compensation plan participation

Under the U.S. Bank Outside Directors Deferred Compensation Plan (2005 Statement) (the "Director Deferred Compensation Plan"), our non-employee directors may choose to defer all or a part of their cash fees. The minimum amount that can be deferred in any calendar year is $1,000. Cash fees that are deferred are deemed to be invested in one of several investment funds, including a U.S. Bancorp common stock fund, as selected by the participant.

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These investment alternatives are the same as those available under the Executive Deferred Compensation Plan. See "Executive Compensation — Nonqualified Deferred Compensation" above for the rates of return for 2018 for each of these investment options (also known as measurement funds). The terms of the Director Deferred Compensation Plan are substantially the same as the terms of the Executive Deferred Compensation Plan described in that section.

Director compensation for fiscal 2018

The following table shows the compensation of the individuals who served as members of our Board of Directors during any part of fiscal year 2018.

Name[1]	Fees earned or paid in cash ($)[2]		Stock awards ($)[3]	All other compensation ($)		Total ($)
Douglas M. Baker, Jr.[4]	40,667		49,974	—		90,641

Warner L. Baxter	158,167		199,995	—		358,162

Dorothy J. Bridges	65,000		99,985	—		164,985

Elizabeth L. Buse	97,500		150,023	—		247,523

Marc N. Casper	120,000	(5)	199,995	3,000	(6)	322,995

Arthur D. Collins, Jr.	146,667	(5)	199,995	1,000	(6)	347,662

Richard K. Davis	326,949		—	32,218	(7)	359,167

Kimberly J. Harris	148,167		199,995	—		348,162

Roland A. Hernandez	164,833	(5)	199,995	1,000	(6)	365,828

Doreen Woo Ho	152,500		199,995	—		352,495

Olivia F. Kirtley	164,833	(5)	199,995	—		364,828

Karen S. Lynch	140,500	(5)	199,995	2,000	(6)	342,495

Richard P. McKenney	137,500	(5)	199,995	1,500	(6)	338,995

Yusuf I. Mehdi	97,500		150,023	—		247,523

David B. O'Maley	188,167		199,995	3,000	(6)	391,162

O'dell M. Owens, M.D., M.P.H.	142,500		199,995	—		342,495

Craig D. Schnuck	131,500		199,995	3,000	(6)	334,495

Scott W. Wine	153,000	(5)	199,995	—		352,995

1.
Andrew Cecere, our Chairman, President and Chief Executive Officer, did not receive any compensation for his service as a director. The compensation he received as an NEO is shown above in the Summary Compensation Table.
2.
During 2018 we changed our payment cycle for directors from a fiscal year to the 12-month period beginning with our annual meeting in April and continuing until the following annual meeting. Each non-employee director serving in January 2018 received a prorated cash payment for his or her service from January to April. Each non-employee director elected at the 2018 annual meeting to serve a term ending at the 2019 annual meeting received a second payment in April to cover the full retainer for the April 2018 – April 2019 director term.

Ms. Buse and Mr. Mehdi joined the Board in June 2018, which allowed them to attend all Board meetings during the term, and each received a cash retainer for the full term. Ms. Bridges joined the Board in October 2018, and she received a prorated cash retainer.

Mr. Davis is our former Chief Executive Officer, and he served as Executive Chairman from the 2017 annual meeting until the 2018 annual meeting. The 2018 cash payment shown for him represents salary paid for his service in this position from January to April.
3.
The amounts in this column are calculated based on the fair market value of our common stock on the date the grant was made in accordance with FASB ASC Topic 718. Each non-employee director serving in January 2018 received a prorated grant of 890 restricted stock units on January 18, 2018 (grant date fair value: $49,974) for his or her service from January to April. Each non-employee director elected at the 2018 annual meeting to serve a term ending at the 2019 annual meeting received a grant of 2,959 restricted stock units on April 19, 2018 (grant date fair value: $150,021).

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Director compensation

Ms. Buse and Mr. Mehdi were each granted 2,921 restricted share units on July 19, 2018 (grant date fair value: $150,023). Ms. Bridges was granted a prorated award of 1,918 restricted stock units on Ocotober 18, 2018 (grant date fair value: $99,985).

  No non-employee director held any stock options as of December 31, 2018. The non-employee directors held restricted stock units as of December 31, 2018, as follows:

Name	Restricted stock units	Name	Restricted stock units
Mr. Baker	67,473	Ms. Kirtley	80,576

Mr. Baxter	11,121	Ms. Lynch	11,121

Ms. Bridges	1,918	Mr. McKenney	4,621

Ms. Buse	2,942	Mr. Mehdi	2,942

Mr. Casper	10,474	Mr. O'Maley	79,479

Mr. Collins	75,579	Dr. Owens	71,387

Ms. Harris	18,394	Mr. Schnuck	87,374

Mr. Hernandez	28,061	Mr. Wine	16,189

Ms. Woo Ho	28,058

Mr. Davis held the following outstanding equity awards as of December 31, 2018, all of which had been granted to him in years prior to 2018 when he was serving as an executive officer: 1,128,673 vested stock options, 271,017 unvested stock options, and 236,044 PRSUs. The number of outstanding PRSUs was determined based on company performance during the applicable performance periods, all of which have been completed, and these PRSUs are now subject to time-based vesting.
4.
Mr. Baker did not stand for re-election in 2018.
5.
Messrs. Casper, Collins, Hernandez, McKenney and Wine and Mses. Kirtley and Lynch chose to defer their cash fees under the Director Deferred Compensation Plan.
6.
Represents matching contributions under our charitable matching gifts program, which is available to all of our employees and directors.
7.
Includes home security system costs of $15,824; a matching contribution into the 401(k) savings plan of $11,000; executive physical costs of $3,794; and parking reimbursement of $1,600.

69	U.S. Bancorp 2019 Proxy Statement

Audit committee report and payment of fees to auditor

Audit committee report and payment of fees to auditor

Audit committee report

The consolidated financial statements of U.S. Bancorp for the year ended December 31, 2018, were audited by Ernst & Young LLP, independent auditor for U.S. Bancorp.

As part of its activities, the Audit Committee has:

  1.
  Reviewed and discussed with management the audited financial statements of U.S. Bancorp;
  2.
  Discussed with the independent auditor the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the U.S. Public Company Accounting Oversight Board ("PCAOB"), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the SEC, PCAOB and NYSE rules;
  3.
  Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence; and
  4.
  Discussed with the independent auditor its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Bancorp for the year ended December 31, 2018, be included in U.S. Bancorp's Annual Report on Form 10-K filed with the SEC.

Audit Committee of the Board of Directors of U.S. Bancorp

Roland A. Hernandez, Chair	Karen S. Lynch
Warner L. Baxter	Scott W. Wine
Elizabeth L. Buse

Fees to independent auditor

The following aggregate fees were billed to us for professional services by Ernst & Young LLP for fiscal years 2018 and 2017:

($ in millions)	2018	2017
Audit fees	$11.4	$10.9
Audit-related fees	5.8	5.2
Tax fees	6.4	6.1
All other fees	0.4	0.9

Total	$24.0	$23.1

Audit fees: Audit fees consist of fees billed to us by Ernst & Young LLP for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation, as well as procedures required by regulators, comfort letters, consents and assistance provided with our regulatory filings.

Audit-related fees: Audit-related fees consist of fees billed to us by Ernst & Young LLP for audits of pension and other employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, reviews of internal controls not related to the audit of our consolidated financial statements, and internal control reports for various lines of business to support their customers' business requirements.

Tax fees: Tax fees consist of fees billed to us by Ernst & Young LLP for tax compliance and review, tax planning and other tax services. The aggregate fees billed for tax compliance and review services, including the preparation of and assistance with federal, state and local income tax returns, sales and use filings, and foreign and other tax compliance, provided to us by Ernst & Young LLP was $4.4 million in 2018 and $4.1 million in 2017. In addition to fees being paid

U.S. Bancorp 2019 Proxy Statement	70

Audit committee report and payment of fees to auditor

for tax compliance services, we paid $2.0 million for tax planning and other tax services provided to us by Ernst & Young LLP during each of 2018 and 2017.

All other fees: Other fees billed to us by Ernst & Young LLP in 2018 and 2017 primarily related to advisory services for internal control programs.

Administration of engagement of independent auditor

The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of our independent auditor, including approving the services provided by the independent auditor and the associated fees. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Controller or Chief Risk Officer. These requests are required to include information on the nature of the particular service to be provided, estimated related fees and management's assessment of the impact of the service on the auditor's independence. The Audit Committee has delegated to its chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by our independent auditor in 2018 and 2017, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies after consideration of any impact of these services on the auditor's independence.

71	U.S. Bancorp 2019 Proxy Statement

Proposal 2 — Ratification of selection of independent auditor

Proposal 2 — Ratification of selection of independent auditor

The Audit Committee has selected Ernst & Young LLP as our independent auditor for the 2019 fiscal year. Ernst & Young LLP began serving as our independent auditor for the fiscal year ended December 31, 2003. Our Audit Committee has carefully considered the selection of Ernst & Young LLP as our independent auditor, and has also considered whether there should be regular rotation of the independent external audit firm.

The Audit Committee annually reviews Ernst & Young LLP's independence and performance in connection with the committee's determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In determining whether to reappoint Ernst & Young LLP as U.S. Bancorp's independent auditor, the Audit Committee took into consideration a number of factors, including

  ▶
  the qualifications of Ernst & Young LLP, the lead audit partner, and other key personnel;

  ▶
  the length of time the firm has been engaged;

  ▶
  the quality of the historical and recent performance on the U.S. Bancorp audit;

  ▶
  Ernst & Young LLP's capability and expertise in handling the breadth and complexity of our operations;

  ▶
  the appropriateness of Ernst & Young LLP's fees on an absolute basis and as compared to peer firms; and

  ▶
  the advisability and potential impact of selecting a different independent audit firm.

In accordance with SEC rules and company policies, lead and concurring audit partners are subject to a maximum of five years of service in that capacity. The process for selecting the audit firm's lead engagement partner involves meetings with the candidates for the role by management; review and discussion with the chair of the Audit Committee, who meets with selected candidates; and further discussion with the full committee.

The members of the Audit Committee believe the continued retention of Ernst & Young LLP to serve as our independent auditor is in the best interests of our company and its shareholders. While we are not required to do so, we are submitting the selection of Ernst & Young LLP to serve as our independent auditor for the 2019 fiscal year for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions, and will have the opportunity to make a statement if they desire to do so.

FOR

  The Board of Directors recommends that you vote "FOR" ratification of the selection of Ernst & Young LLP as the independent auditor of U.S. Bancorp for the 2019 fiscal year.

U.S. Bancorp 2019 Proxy Statement	72

Proposal 3 — Advisory vote on executive compensation

Proposal 3 — Advisory vote on executive compensation

Executive compensation is an important matter to us. We are asking our shareholders to provide advisory approval of the compensation of our executive officers named in the Summary Compensation Table, as we have described it in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement. We have been conducting annual advisory votes on executive compensation since 2009 and expect to conduct the next advisory vote at our 2020 annual meeting of shareholders.

We have designed our executive compensation program to create long-term shareholder value by attracting and retaining talented leaders and rewarding them for top performance. Our company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting "FOR" or "AGAINST" the following resolution:

  "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement."

As discussed in the "Compensation Discussion and Analysis" section earlier in this proxy statement, the Compensation and Human Resources Committee of the Board of Directors believes that the compensation of our NEOs in 2018 was reasonable and appropriate, reflected the performance of our company, and aligned our executives' interests with those of our shareholders to support long-term value creation.

This vote, which is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our NEOs described in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board values our shareholders' opinions, and the Compensation and Human Resources Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

FOR

  The Board of Directors recommends that you vote "FOR" approval of the compensation of our named executive officers, as disclosed in this proxy statement.

73	U.S. Bancorp 2019 Proxy Statement

Security ownership of certain beneficial owners and management

Security ownership of certain beneficial owners and management

The following tables show how many shares of our common stock were beneficially owned as of February 5, 2019, by each current director and director nominee, each of the NEOs, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our voting securities.

Unless otherwise noted, the shareholders listed in the tables have sole voting and investment power with respect to the shares of common stock owned by them. None of the shares beneficially owned by our directors or executive officers is subject to any pledge, in accordance with our company policy prohibiting them from pledging or hedging our common stock.

Directors and executive officers

Name of beneficial owner	Outstanding shares of common stock[1]	Options exercisable within 60 days of February 5, 2019	Restricted stock units[2]	Deferred compensation[3]	Total	Percent of common stock
Warner L. Baxter	—	—	11,207	—	11,207	*

Dorothy J. Bridges	—	—	1,933	—	1,933	*

Elizabeth J. Buse	—	—	2,965	—	2,965	*

Marc N. Casper	—	—	10,555	—	10,555	*

Andrew Cecere	518,578	786,567	91,671	—	1,396,816	*

Arthur D. Collins, Jr.	—	—	76,162	31,678	107,840	*

Terrance R. Dolan	39,143	134,285	33,705	—	207,133	*

Kimberly J. Harris	—	—	18,536	—	18,536	*

Roland A. Hernandez	—	—	28,278	4,103	32,381	*

Doreen Woo Ho	—	—	28,275	2,357	30,632	*

Gunjan Kedia	12,416	13,633	10,957	—	37,006	*

Olivia F. Kirtley	10,649	—	81,198	29,069	120,916	*

Shailesh M. Kotwal	24,687	71,951	25,090	—	121,728	*

Karen S. Lynch	—	—	11,207	2,759	13,966	*

Richard P. McKenney	—	—	4,657	3,157	7,814	*

Yusuf I. Mehdi	—	—	2,965	—	2,965	*

David B. O'Maley	201,887	—	80,092	12,672	294,651	*

O'dell M. Owens, M.D., M.P.H.	—	—	71,938	75,290	147,228	*

P.W. (Bill) Parker	161,622	46,221	36,642	—	244,485	*

Craig D. Schnuck	—	—	88,048	—	88,048	*

Jeffry H. von Gillern	52,100	138,497	29,861	—	220,458	*

Scott W. Wine	400	—	16,314	11,945	28,659	*

All directors and executive officers as a group (31 persons)	1,209,615	1,530,459	892,159	173,030	3,805,263	*

*
Indicates less than 1%.

U.S. Bancorp 2019 Proxy Statement	74

Security ownership of certain beneficial owners and management
1.
Common stock

  Includes the following shares beneficially owned by the indicated director or executive officer:

  ▶
  for Mr. Cecere, includes 341 shares held by Mr. Cecere's wife, as to which Mr. Cecere has no voting or investment power; and 11,420 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  for Mr. Dolan, includes 5,911 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  for Mr. von Gillern, includes 16,125 shares held in the U.S. Bank 401(k) Savings Plan;

  ▶
  for Mr. Wine, includes 400 shares held in trusts of which Mr. Wine is trustee; and

  ▶
  for all directors and executive officers as a group, includes 55,123 shares held in the U.S. Bank 401(k) Savings Plan for the accounts of certain executive officers.
2.
Restricted stock units

  Restricted stock units (including performance-based restricted stock units held by our executive officers) are distributable in an equivalent number of shares of our common stock upon settlement. Restricted stock units granted to our officers are settled as they vest, and restricted stock units granted to our directors are immediately vested but do not settle until the director ceases to serve on the Board. The number of restricted stock units that are currently vested, or that vest within 60 days of February 5, 2019, is included in this column.

3.
Deferred compensation

  Certain of our directors and executive officers have deferred cash compensation under our deferred compensation plans. Some of these deferred amounts will be paid out in shares of our common stock upon the director's or officer's retirement or other termination of employment or service with U.S. Bancorp. The directors and officers have no voting or investment power as to these shares. The number of shares to which the directors and officers would have been entitled had their employment or service with U.S. Bancorp been terminated as of February 5, 2019, is included in this column.

Principal shareholders

Name of beneficial owner	Shares of common stock	Percent of common stock
BlackRock, Inc.[1]	102,706,440	6.40%

Warren E. Buffett Berkshire Hathaway Inc.	147,821,504	9.22%
National Indemnity Company[2]

The Vanguard Group[3]	114,234,510	7.12%

1.
BlackRock, Inc.

  Based on Amendment No. 9 to Schedule 13G filed with the SEC on February 7, 2019, by BlackRock, Inc., on behalf of itself and certain of its subsidiaries. BlackRock, Inc. has sole voting power over 89,362,149 shares and sole dispositive power over 102,706,440 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

2.
Warren E. Buffett, Berkshire Hathaway Inc. and National Indemnity Company

  Based on Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2019, by Warren E. Buffett, Berkshire Hathaway Inc., a holding company which Mr. Buffett may be deemed to control, National Indemnity Company, an insurance company which Mr. Buffett may be deemed to control, and other members of the filing group of which none beneficially owns more than 5% of the outstanding shares of U.S. Bancorp common stock. Mr. Buffett has sole voting power over 884,230 shares, sole dispositive power over 146,937,274 shares, and shared voting and dispositive powers over 146,937,274 shares. Berkshire Hathaway Inc. has sole voting and dispositive powers over no shares, and shared voting and dispositive powers over 146,937,274 shares. National Indemnity Company has sole voting and dispositive powers over no shares, and shared voting and dispositive powers over 89,323,656 shares. The address for each of Mr. Buffett and Berkshire Hathaway is 3555 Farnam Street, Omaha, NE 68131. The address for National Indemnity Company is 1314 Douglas Street, Omaha, NE 68102.

3.
The Vanguard Group

  Based on Amendment No. 4 to Schedule 13G filed with the SEC on February 11, 2019, by The Vanguard Group, on behalf of itself and certain of its subsidiaries. The Vanguard Group has sole voting power over 1,769,749 shares, shared voting power over 409,586 shares, sole dispositive power over 112,076,201 shares and shared dispositive power over 2,158,309 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, beneficially own 1,291,083 and 1,327,595 shares, respectively. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

75	U.S. Bancorp 2019 Proxy Statement

Questions and answers about the annual meeting and voting

Questions and answers about the annual meeting and voting

Why did I receive the proxy materials?

We have furnished the proxy materials to you over the Internet or mailed you a printed copy of these materials because the Board of Directors of U.S. Bancorp is soliciting your proxy to vote your shares of our common stock at the annual meeting of shareholders to be held on April 16, 2019, or at any adjournments or postponements of the meeting.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Andrew Cecere, our Chairman, President and Chief Executive Officer, and Laura F. Bednarski, our Corporate Secretary, have been designated as the proxies to cast the votes of our shareholders at our 2019 annual meeting of shareholders.

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of shareholders and described in this proxy statement. Management will also report on our 2018 performance and, once the business of the annual meeting is concluded, respond to questions submitted in writing during or before the meeting.

How can I access the proxy materials and vote my shares?

The instructions for accessing the proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

▶
If you are a shareholder who received a notice by mail regarding the Internet availability of the proxy materials:You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.
▶
If you are a shareholder who received an e-mail directing you to the proxy materials:You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to access these materials and vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.
▶
If you are a shareholder who received the proxy materials by mail:You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

How do I vote if my shares are held in the U.S. Bank 401(k) Savings Plan?

If you hold any shares in the U.S. Bank 401(k) Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other shareholder. However, your proxy vote will serve as voting instructions to the plan trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

Why did I receive a notice regarding the Internet availability of proxy materials instead of a printed copy of the proxy materials?

In accordance with rules adopted by the SEC, we are furnishing our proxy materials to our shareholders primarily over the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we reduce costs and lessen the environmental impact of our proxy solicitation. On or about March 5, 2019, we mailed a notice of Internet availability of the proxy materials to most of our shareholders. The notice contains instructions about how to access our

U.S. Bancorp 2019 Proxy Statement	76

Questions and answers about the annual meeting and voting

proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice but would like to receive a paper copy of our proxy materials, please follow the instructions on the notice.

Our other shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and persons holding shares through our benefit plans, received paper copies of the proxy materials instead of a notice. If you received paper copies of the notice or proxy materials, we encourage you to sign up to receive all of your future proxy materials electronically, as described under "How can I receive my proxy materials by e-mail in the future?" below.

Who is entitled to vote at the meeting?

The Board has set February 19, 2019, as the record date for the annual meeting. If you were a shareholder at the close of business on February 19, 2019, you are entitled to vote at the meeting. As of the record date, 1,600,259,416 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 1,600,259,416 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

  ▶
  you have properly submitted a proxy vote by Internet, telephone or mail, even if you abstain from voting on one or more matters;

  ▶
  you are present and vote in person at the meeting; or

  ▶
  you hold your shares in street name (as discussed below) and you provide voting instructions to your broker, bank, trust company or other nominee or you do not provide voting instructions but your broker, bank, trust company or other nominee uses its discretionary authority to vote your shares on the ratification of the selection of our independent auditor.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust company or other nominee, then the broker, bank, trust company or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust company or other nominee how to vote their shares using the voting instruction form provided by it.

How do I attend the meeting?

The 2019 Annual Meeting of Shareholders will be held at 11:00 a.m., local time, on Tuesday, April 16, 2019, at the following location:

  The Hilton Columbus at Easton
  Easton Grand Ballroom
  3900 Chagrin Drive
  Columbus, OH 43219

Admission to the meeting is limited to our registered shareholders and street name holders as of the record date and persons holding valid written legal proxies naming them as the representative of such a shareholder (only one representative for each shareholder appointed by proxy will be admitted to the meeting).

77	U.S. Bancorp 2019 Proxy Statement

Questions and answers about the annual meeting and voting

Admission requires government-issued photo identification and documentary evidence of eligibility to attend the meeting as described below.

Shareholder of record	Street name holder	Representative of a shareholder of record	Representative of a street name holder

▶

Admission ticket printed from www.proxyvote.com

OR

▶

Notice of Internet Availability of Proxy Materials

OR

▶

Proxy card

OR

▶

Verification at the registration desk that your name is included on the list of U.S. Bancorp shareholders of record on February 19, 2019

▶

Admission ticket printed from www.proxyvote.com

OR

▶

Notice of Internet Availability of Proxy Materials

OR

▶

Voting instruction form from your broker, bank, trust company or other nominee

OR

▶

A letter from your broker, bank, trust company or other nominee confirming you owned U.S. Bancorp shares on February 19, 2019

▶

A valid written legal proxy naming you as representative, signed by the shareholder of record

AND one of the following:

▶

Printed admission ticket belonging to the shareholder of record

OR

▶

Notice of Internet Availability of Proxy Materials sent to the shareholder of record

OR

▶

Proxy card sent to the shareholder of record

OR

▶

Verification at the registration desk that the shareholder's name is included on the list of U.S. Bancorp shareholders of record on February 19, 2019

▶

A valid written legal proxy naming you as representative, signed by the street name holder's broker, bank, trust company or other nominee

AND one of the following:

▶

Printed admission ticket belonging to the street name holder

OR

▶

Notice of Internet Availability of Proxy Materials sent to the street name holder

OR

▶

Voting instruction form from the street name holder's broker, bank, trust company or other nominee

OR

▶

A letter from the street name holder's broker, bank, trust company or other nominee confirming the street name holder owned U.S. Bancorp shares on February 19, 2019

To promote an efficient admission process, we encourage all of our shareholders attending the meeting to pre-register and bring an admission ticket with them. To print an admission ticket in advance, visit www.proxyvote.com and follow the instructions provided at this website. You will need the control number provided on your proxy card, voting instruction form, Notice of Internet Availability of Proxy Materials, or e-mail that directed you to the proxy materials.

At the entrance to the meeting, we will inspect the documentation you present for admission and decide in our sole discretion whether it meets the requirements stated above. Security measures may include bag searches and other screening procedures. The use of cameras or recording devices will not be permitted at the meeting.

Please allow ample time for the admission procedures described above. Anyone needing special assistance should call our company's Investor Relations team at 866.775.9668. If you are not able to attend the meeting, you will still be able to access an audio replay of the management presentation given at the meeting from our website. You can find

U.S. Bancorp 2019 Proxy Statement	78

Questions and answers about the annual meeting and voting

instructions on how to access the replay and the presentation materials on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Webcasts & Presentations."

How can I ask a question at the meeting?

We value questions from our shareholders. To ensure an orderly and efficient response to questions, you will have an opportunity at the meeting to submit questions in writing to the CEO. In addition, you can submit a written question in advance when you pre-register for the meeting and access your admission ticket at www.proxyvote.com.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust company or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the U.S. Bank 401(k) Savings Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Savings Plan shares in person at the meeting.

What if I am a shareholder of record and do not specify how I want my shares voted?

If you submit your proxy by Internet or submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the recommendations of the Board. Our telephone voting procedures do not permit you to submit your proxy vote by telephone without specifying how you want your shares voted.

What if I hold my shares in street name and do not provide voting instructions?

If you hold your shares in street name and do not provide voting instructions, your broker, bank, trust company or other nominee has discretionary authority to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent auditor. However, in the absence of your specific instructions as to how to vote, your broker, bank, trust company or other nominee does not have discretionary authority to vote on any other proposal. Such a situation results in a "broker non-vote," which does not have an effect on the outcome of the proposal. It is important, therefore, that you provide instructions to your broker, bank, trust company or other nominee so that your vote with respect to the other proposals is counted.

What is the voting standard and what is the effect of abstentions?

You may vote "FOR," "AGAINST" or "ABSTAIN" with respect to each nominee for the Board of Directors (Proposal 1), the ratification of the selection of independent auditor (Proposal 2), and the advisory vote on executive compensation (Proposal 3).

The following table summarizes the voting standard applicable to each proposal and the effect of an "ABSTAIN" vote in each instance.

Proposal	Voting standard	Effect of "ABSTAIN" vote
Election of directors	The nominee is elected if the number of votes cast "FOR" him or her exceeds the number of votes cast "AGAINST" him or her	No effect

Other proposals	The proposal is approved if "FOR" votes are cast by the majority of shares present and entitled to vote on the matter	Same effect as "AGAINST" vote

79	U.S. Bancorp 2019 Proxy Statement

Questions and answers about the annual meeting and voting

What does it mean if I receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form, or e-mail with instructions on how to access the proxy materials?

If you receive more than one notice of Internet availability of proxy materials, proxy card, voting instruction form, or e-mail with instructions on how to access the proxy materials, it means that you hold shares in more than one account. To ensure that all of your shares are voted, vote separately for each notice of Internet availability of proxy materials, proxy card, voting instruction form, and e-mail you receive.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by:

  ▶
  voting again over the Internet or by telephone by no later than 11:59 p.m., Eastern Time, on April 15, 2019, or by submitting a proxy card with a later date and returning it so that it is received by April 15, 2019; or

  ▶
  submitting written notice of revocation to our Corporate Secretary at the address shown on page 82 of this proxy statement so that it is received by April 15, 2019.

Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, MN 55402 or call 866.775.9668.

If you hold your shares in street name, contact your broker, bank, trust company or other nominee regarding how to revoke your proxy and change your vote. If you are a participant in the U.S. Bank 401(k) Savings Plan, you may revoke your proxy and change your vote as described above, but only until 11:59 p.m., Eastern Time, on April 11, 2019.

Will my vote be kept confidential?

Yes. We have procedures to ensure that all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as follows: to meet legal requirements, to assert claims for or defend claims against our company, to allow authorized individuals to count and certify the results of the shareholder vote if a proxy solicitation in opposition to the Board takes place, or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. We also have the voting tabulations performed by an independent third party.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our tabulation agent, will tabulate the votes and act as independent inspectors of election.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trust companies or other nominees for forwarding proxy materials to street name holders. We have retained Alliance Advisors, LLC, to assist in the solicitation of proxies for the annual meeting for a fee of $20,000, plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail or in person. They will not receive any additional compensation for these activities.

Do we "household" annual meeting materials?

The SEC rules allow a single copy of the notice of Internet availability of proxy materials or proxy statement and annual report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as "householding." Although we do not household for our registered shareholders, we understand that some brokers, banks, trust companies and other nominees household U.S. Bancorp notices of Internet availability of proxy materials or proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank, trust company or other nominee that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

U.S. Bancorp 2019 Proxy Statement	80

Questions and answers about the annual meeting and voting

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our notice of Internet availability of proxy materials or proxy statement or annual report, or if you are receiving multiple copies of any of these documents and wish to receive only one, please notify your broker, bank, trust company or other nominee. We will deliver promptly upon written or oral request a separate copy of our notice of Internet availability of proxy materials, proxy statement and/or our annual report to a shareholder at a shared address to which a single copy was delivered. For copies of any of these documents, shareholders should write to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or call 866.775.9668.

How can I receive my proxy materials by e-mail in the future?

Instead of receiving future paper copies of the notice of Internet availability of proxy materials or our proxy materials by mail, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve environmental resources. Your e-mail address will be kept separate from any other company operations and will be used for no other purpose.

If we mailed you a notice of Internet availability of proxy materials or a printed copy of our proxy statement and annual report and you would like to sign up to receive these materials by e-mail in the future, you can choose this option by:

  ▶
  following the instructions provided on your proxy card or voting instruction form if you received a paper copy of the proxy materials;

  ▶
  following the instructions provided when you vote over the Internet; or

  ▶
  going to http://enroll.icsdelivery.com/usb and following the instructions provided.

You may revoke this request at any time by following the instructions at http://enroll.icsdelivery.com/usb. Your election will remain in effect unless you revoke it later.

81	U.S. Bancorp 2019 Proxy Statement

Other matters

Other matters

Annual Report to Shareholders and Form 10-K

If you received a paper copy of the proxy materials, our 2018 Annual Report to Shareholders, including financial statements for the year ended December 31, 2018, accompanied this proxy statement. The 2018 Annual Report to Shareholders is also available on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations." Copies of our 2018 Annual Report on Form 10-K, which is on file with the SEC, are available to any shareholder who submits a request in writing to Investor Relations, U.S. Bancorp, BC-MN-H23K, 800 Nicollet Mall, Minneapolis, Minnesota 55402. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires our executive officers, controller and directors to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Our executive officers, controller and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2018 and written representations from our executive officers, controller and directors, we believe that all Section 16(a) filing requirements applicable to those persons during 2018 were satisfied, except that Richard P. McKenney and Jeffry H. von Gillern were each late in filing one Form 4. Mr. McKenney's transaction was executed in January 2018 and reported in February 2018, and Mr. von Gillern's transaction was executed in July 2018 and reported in August 2018.

Communicating with U.S. Bancorp's Board of Directors

Shareholders or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-employee directors, Chairman, Lead Director or specified individual directors to:

The Office of the Corporate Secretary U.S. Bancorp BC-MN-H21O 800 Nicollet Mall Minneapolis, MN 55402

Any such letters will be delivered to the Lead Director, or to a specified director if so addressed. Letters relating to accounting matters will also be delivered to our Chief Risk Officer for handling in accordance with the Audit Committee's policy on investigation of complaints relating to accounting matters.

The Lead Director (or, in the Lead Director's discretion, the chair of the relevant Board committee) may be available to meet with shareholders as appropriate. Requests for such a meeting are considered on a case-by-case basis.

Deadlines for nominating directors and submitting proposals for the 2020 annual meeting

Please see below for the specific information and deadline requirements applicable to shareholders who want to nominate directors or submit proposals for next year's annual meeting. Note that any director nomination or shareholder proposal for which notice is received by us after the relevant deadline set forth below may not be presented at the 2020 annual meeting.

Nominating a director for inclusion in our proxy statement (proxy access nominees)

A shareholder or group of up to 20 shareholders that has held at least 3% of the outstanding shares of our company's common stock for at least three years is able to nominate directors to fill up to 20% of the Board seats (but at least two directors) for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in

U.S. Bancorp 2019 Proxy Statement	82

Other matters

our bylaws and notice is received between 150 and 120 days before the anniversary of the date the proxy statement for the prior year's annual meeting was released to shareholders.

In order for a nominee to be considered for inclusion in our proxy statement for the 2020 annual meeting of shareholders, we must receive written notice of the nomination at our principal executive offices at U.S. Bancorp, BC-MN-H21O, 800 Nicollet Mall, Minneapolis, Minnesota, Attention: Corporate Secretary, no earlier than October 7, 2019, and no later than November 6, 2019. The notice must contain the specific information required by our bylaws. You can find a copy of our bylaws on our website at www.usbank.com by clicking on "About Us" and then "Investor Relations" and then "Corporate Governance" and then "Governance Documents" and then "Restated Bylaws."

Other shareholder proposals and director nominations

Proper proposals or nominations must be submitted to the Corporate Secretary of U.S. Bancorp at our principal executive offices in Minneapolis, Minnesota, at the address provided above. Shareholder proposals to be considered for inclusion in the proxy statement must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Notices of director nominations and shareholder proposals to be made from the floor must contain the specific information required by our bylaws (available on our website as described above).

The submission deadlines for these proposals and nominations are as follows:

Proposal	How presented	Deadline
Nomination of directors	To nominate a director from the floor at the annual meeting	December 18, 2019

All other proposals	To have a shareholder proposal be considered for inclusion in the proxy statement or to present the proposal from the floor at the annual meeting	November 6, 2019

Other matters for consideration

We do not know of any other matters that may be presented for consideration at the 2019 annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies above under the heading "Questions and Answers About the Annual Meeting and Voting — What is a proxy?" will vote as they deem in the best interests of U.S. Bancorp.

Laura F. Bednarski
 Corporate Secretary

Dated: March 5, 2019

83	U.S. Bancorp 2019 Proxy Statement

Non-GAAP financial measures

Non-GAAP financial measures

This proxy statement contains the following non-GAAP financial measures: return on tangible common equity (ROTCE); efficiency ratio, using net interest income on a taxable-equivalent basis and excluding notable items; return on average assets (ROA), excluding notable items; and return on average common equity (ROE), excluding notable items.

ROTCE is calculated by dividing net earnings applicable to common shareholders, excluding the impact of intangibles amortization, by tangible common shareholders' equity. We believe that ROTCE is a meaningful way for holders of U.S. Bancorp common stock to assess our use of equity.

We use net interest income on a taxable-equivalent basis to calculate our efficiency ratio. We believe that this presentation is the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. We excluded notable items from the presentation of efficiency ratio, ROA and ROE for 2018 for our company and peers because we believe that core results provide a more reliable means of comparison.

The calculations of these measures for U.S. Bancorp follow:

Years Ended December 31 (Dollars in Millions)	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Net income applicable to U.S. Bancorp common shareholders	$6,784	$5,913	$5,589	$5,608	$5,583	$5,552	$5,383	$4,721	$3,332	$1,803
Intangibles amortization (net-of-tax)	127	114	116	113	129	145	178	194	239	252

Net income applicable to U.S. Bancorp common shareholders, excluding intangibles amortization (a)	6,911	6,027	5,705	5,721	5,712	5,697	5,561	4,915	3,571	2,055
Average total equity	50,391	49,097	47,988	45,502	43,524	41,287	38,736	33,116	28,799	27,021
Less: Average preferred stock	5,636	5,490	5,501	4,836	4,756	4,804	4,381	2,414	1,742	4,445
Less: Average noncontrolling interests	628	631	649	689	687	1,370	1,125	916	750	714
Less: Average goodwill (net of deferred tax liability)[1]	8,606	8,160	8,242	8,347	8,435	8,564	8,295	8,288	8,410	8,318
Less: Average intangible assets, other than mortgage servicing rights	595	637	783	764	848	920	1,112	1,297	1,517	1,649

Average U.S. Bancorp common shareholders' equity, excluding intangible assets (b)	34,926	34,179	32,813	30,866	28,798	25,629	23,823	20,201	16,380	11,895
Return on tangible common equity (a)/(b)	19.8%	17.6%	17.4%	18.5%	19.8%	22.2%	23.3%	24.3%	21.8%	17.3%
Net interest income	$12,919
Taxable-equivalent adjustment[2]	116

Net interest income, on a taxable-equivalent basis	13,035
Net interest income, on a taxable-equivalent basis (as calculated above)	13,035
Noninterest income	9,602
Less: Securities gains (losses), net	30
Less: Notable items[3]	76

Total net revenue, excluding net securities gains (losses) (c)	22,531
Noninterest expense	12,464
Less: Notable items[4]	174

Noninterest expense, excluding notable items (d)	12,290
Efficiency ratio, excluding notable items (d)/(c)	54.5%
Net income attributable to U.S. Bancorp	$7,096
Less: Notable items[5]	45

Net income attributable to U.S. Bancorp, excluding notable items (e)	7,051
Average assets (f)	$457,014
Return on average assets, excluding notable items (e)/(f)	1.54%
Net income applicable to U.S. Bancorp common shareholders	$6,784
Less: Notable items[5]	45

Net income applicable to U.S. Bancorp common shareholders, excluding notable items (g)	6,739
Average common equity (h)	$44,127
Return on average common equity, excluding notable items (g)/(h)	15.3%

1.
Includes goodwill related to certain investments in unconsolidated financial institutions per prescribed regulatory requirements.
2.
Based on a federal income tax rate of 21 percent for those assets and liabilities whose income or expense is not included for federal income tax purposes.

3.
Notable items for the year ended December 31, 2018 include: $340 million gain on sale of ATM servicing business and $264 million of asset impairments.

4.
Notable items for the year ended December 31, 2018 include: $174 million severance charges and legal accruals.

5.
Notable items for the year ended December 31, 2018 include: $271 million (after-tax) gain on sale of ATM servicing business, $210 million (after-tax) of asset impairments, $139 million (after-tax) severance charges and legal accruals, $120 million reduction in income tax expense due to tax reform legislation estimate changes and $3 million noncontrolling interest adjustment.

U.S. Bancorp 2019 Proxy Statement	84

Community **Possible**

At U.S. Bank, we invest our time, resources and passion to build and support vibrant communities that allow every person to work toward their possible. We do this through our commitment to Community Possible, environment, ethics, people and sustainable business.

Community Possible is our corporate giving and engagement platform focused on closing the gaps between people and possibility in the areas of Work, Home and Play. We believe the building blocks of all thriving communities where all things are possible include: stable employment opportunities, a home to call your own, and a community connected through culture, recreation and play.

U.S. Bank proudly invests in nonprofit and neighborhood organizations, volunteers, and supports economic development in communities like yours. We believe the efforts we make today will create even greater change tomorrow, so that everyone can be surrounded by the power of possible.

We are excited to help build even stronger communities and to make Community Possible for years to come.

Work

At U.S. Bank, we know that a strong small business environment and an educated workforce ensure the prosperity of our communities. Through our grant making and investments, we make that possible. We support programs and organizations that help small businesses thrive, provide pathways to higher education, and help people succeed in the workforce and gain greater financial literacy.

Home

The case for a stable, healthy home environment is clear: children and families are better positioned to thrive and succeed in a home that is safe and permanent. In response, our grant making and investments support efforts that connect individuals and families with sustainable housing opportunities.

Play

Play brings joy. It is beneficial for problem solving, creativity and relationships. And play is just as necessary for adults as it is for kids. But in low- and moderate-income communities, there are often limited spaces for play and limited access to arts and cultural activities. We invest in community programming that supports access to the arts, arts education and learning through play for children and adults in low- and moderate-income communities.

/usbank | usbank.com/communitypossible

usbancorp.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 15, 2019; or April 11, 2019, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. U.S. BANCORP INVESTOR RELATIONS 800 NICOLLET MALL BC-MN-H23K MINNEAPOLIS, MN 55402-7014 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 15, 2019; or April 11, 2019, for shares held in the U.S. Bancorp 401(k) Savings Plan. Have this proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided, or return it to U.S. Bancorp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by April 16, 2019. SHAREHOLDER MEETING REGISTRATION To attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E60645-P14956-Z73499 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. U.S. BANCORP The Board of Directors recommends a vote "FOR" each of the following nominees: For ! ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1 - Election of Directors: 1a. Warner L. Baxter For Against Abstain 1b. Dorothy J. Bridges ! ! ! For ! ! ! Against ! ! ! Abstain 1c. Elizabeth L. Buse 1o. O’dell M. Owens, M.D., M.P.H. 1d. Marc N. Casper 1p. Craig D. Schnuck 1e. Andrew Cecere 1q. Scott W. Wine The Board of Directors recommends a vote "FOR" the following proposals: 2 - The ratification of the selection of Ernst & Young LLP as our independent auditor for the 2019 fiscal year. 3 - An advisory vote to approve the compensation of our executives disclosed in the proxy statement. 1f. Arthur D. Collins, Jr. ! ! ! ! ! ! 1g. Kimberly J. Harris 1h. Roland A. Hernandez 1i. Doreen Woo Ho 1j. Olivia F. Kirtley 1k. Karen S. Lynch 1l. Richard P. McKenney For address changes and/or comments, please check this box and write them on the back where indicated. ! 1m. Yusuf I. Mehdi 1n. David B. O’Maley Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 16, 2019: Our Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  FOLD AND DETACH HERE  E60646-P14956-Z73499 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS April 16, 2019 The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Andrew Cecere and Laura F. Bednarski, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2019 Annual Meeting of Shareholders and authorize(s) each to vote in his or her discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, these shares will be voted "FOR" all nominees for director, "FOR" Proposals 2 and 3, and in the discretion of the named proxies on all other matters. IF YOU DO NOT VOTE BY INTERNET OR PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments: